                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11c or Section 240.14a-12

                        EDUCATION MANAGEMENT CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     (5)  Total fee paid:

          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------

     (3)  Filing Party:

          ----------------------------------------------------------------------

     (4)  Date Filed:

          ----------------------------------------------------------------------

                                                                PRELIMINARY COPY

                        EDUCATION MANAGEMENT CORPORATION
                          210 SIXTH AVENUE, 33RD FLOOR
                         PITTSBURGH, PENNSYLVANIA 15222

October 21, 2003

Dear Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders to be held at 10:00 a.m. on Thursday, November 20, 2003, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania.

     Regardless of whether you plan to attend, we urge you to vote on the matters to be considered and either sign, date and return your proxy in the enclosed envelope, or submit your proxy by Internet or by telephone as promptly as possible.

     The accompanying Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by the shareholders. The Proxy Statement also contains information about the roles and responsibilities of the Board of Directors and the committees of the Board and provides important information about each nominee for election as a director.

                                        Sincerely,

                                        /s/ ROBERT B. KNUTSON

                                        Robert B. Knutson
                                        Chairman of the Board

                                                                PRELIMINARY COPY

                        EDUCATION MANAGEMENT CORPORATION

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON NOVEMBER 20, 2003

     The 2003 Annual Meeting of Shareholders of Education Management Corporation will be held on Thursday, November 20, 2003, commencing at 10:00 a.m. Eastern Time, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania for the following purposes:

          1. To elect three Class I Directors to serve until the Annual Meeting of Shareholders to be held in the year 2006.

          2. To approve the proposed amendment and restatement of the Company's Articles of Incorporation to increase the number of authorized shares of common stock, par value $0.01 per share (the "Common Stock") from 60,000,000 shares to 120,000,000 authorized shares.

          3. To approve the 2003 Incentive Plan.

          4. To ratify the appointment of Ernst & Young LLP as independent public auditors for fiscal year 2004.

          5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The accompanying proxy statement sets forth a description of matters to be considered at the meeting. All shareholders of record at the close of business on September 23, 2003 of the Company's Common Stock are entitled to notice of and to vote at the meeting. A list of the shareholders entitled to vote at the meeting will be available for inspection at the meeting and for the ten days prior to the meeting for purposes relating to the meeting.

     It is important that your shares be represented at the meeting. Whether or not you expect to be present, please fill in, date and sign the enclosed proxy and return it in the accompanying addressed, postage-prepaid envelope. Alternatively, you may choose to vote your shares using the Internet or telephone voting options explained on the proxy card. If you attend the meeting, you may revoke your proxy and vote in person.

                                        By order of the Board of Directors,

                                        /s/ FREDERICK W. STEINBERG
                                        Frederick W. Steinberg
                                        Secretary

October 21, 2003

                        EDUCATION MANAGEMENT CORPORATION
                          210 SIXTH AVENUE, 33RD FLOOR
                              PITTSBURGH, PA 15222

                                PROXY STATEMENT

                     FOR THE ANNUAL MEETING OF SHAREHOLDERS
                   TO BE HELD ON THURSDAY, NOVEMBER 20, 2003

     This Proxy Statement and the accompanying proxy are being furnished to shareholders on or about October 21, 2003 in connection with the solicitation by the Board of Directors (the "Board") of Education Management Corporation (the "Company") of proxies for voting at the Annual Meeting of Shareholders to be held at 10:00 a.m., local time, on Thursday, November 20, 2003 at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania, and at any adjournments of that meeting (the "Annual Meeting"). Each proxy will be voted in accordance with the shareholder's instructions set forth therein, although, to the extent no choice is specified, a proxy will be voted in favor of the matters set forth in the accompanying Notice of Annual Meeting. Any proxy may be revoked by a shareholder at any time before its exercise by delivery of a written revocation or a subsequently dated proxy to the Secretary of the Company or by voting in person at the Annual Meeting.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 2003 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") WILL BE FURNISHED, WITHOUT EXHIBITS, AT NO CHARGE TO A SHAREHOLDER UPON WRITTEN REQUEST ADDRESSED TO THE INVESTOR RELATIONS DEPARTMENT, EDUCATION MANAGEMENT CORPORATION, 210 SIXTH AVENUE, 33RD FLOOR, PITTSBURGH, PA 15222. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE. COPIES MAY ALSO BE ACCESSED ELECTRONICALLY BY MEANS OF THE SEC'S HOME PAGE ON THE INTERNET AT WWW.SEC.GOV. NEITHER THE ANNUAL REPORT ON FORM 10-K NOR THE 2003 ANNUAL REPORT TO SHAREHOLDERS IS PART OF THE PROXY SOLICITATION MATERIALS.

     At the close of business on September 23, 2003, the record date for determining the shareholders entitled to vote at the Annual Meeting, there were outstanding and entitled to be voted an aggregate of 36,274,574 shares of Common Stock. Shareholders are entitled to one vote per share; shareholders do not have cumulative voting rights. The presence in person or by proxy of shareholders holding a majority of the shares of Common Stock outstanding as of the record date will constitute a quorum for the transaction of business at the Annual Meeting. Shares of Common Stock present in person or by proxy (including shares that are present but are not voted with respect to any of the proposals presented for shareholder approval) will be counted for purposes of determining whether a quorum is present.

     The election of directors, the amendment and restatement of the Company's articles of incorporation, the approval of the 2003 Incentive Plan and the ratification of the appointment of the independent public auditors require the affirmative vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. Shares whose holders abstain from voting with respect to a specific proposal and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular proposal will not be counted as having been voted with respect to such proposal. Accordingly, neither broker non-votes nor abstentions will have any effect on whether either of the three proposals is approved, since each proposal merely requires the affirmative vote of the holders of a majority of the shares voting on that proposal.

     The Board knows of no matters other than those set forth below that are to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the persons named in the enclosed proxy to vote the shares represented by such proxy in accordance with their judgment on such matters. Under the applicable rules of the SEC, those persons would have that discretionary authority with respect to any proposal brought before the Annual Meeting if the Company did not have notice of the proposal by August 23, 2002.

     All expenses of the solicitation of proxies will be borne by the Company. The Company has retained Mellon Investor Services LLC, at a cost of $8,500 plus reimbursement of out-of-pocket expenses, to assist in its solicitation of proxies. Present and former directors and officers and other employees of the Company may also solicit proxies by telephone, facsimile, telegram or mail, or by meeting with shareholders or their representatives. The Company will reimburse brokers, banks and other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy materials to beneficial owners.

PROPOSAL ONE: ELECTION OF DIRECTORS

     The Board of Directors of the Company currently consists of nine directors divided into three classes. The Board is comprised of three Class I Directors, three Class II Directors and three Class III Directors, with all directors holding office for staggered terms. Each director will serve (subject to his or her earlier death, resignation or removal) until the Annual Meeting of Shareholders held in the year in which his or her term is scheduled to expire or thereafter until such director's successor is elected and qualified.

     At the Annual Meeting, three directors are to be elected to hold office for three-year terms scheduled to expire at the Annual Meeting of Shareholders to be held in the year 2006 (the "2006 Annual Meeting of Shareholders"). Unless there is a contrary indication, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election to the Board of Robert H. Atwell, William M. Campbell, III and Friedrich Teroerde. Messrs. Atwell and Campbell are current Class I Directors whose terms expire this year; Mr. Teroerde is a new nominee to the board of directors.

     Each of the nominees has consented to serve as a director. If for any reason a nominee should become unable or unwilling to accept nomination or election, the persons named in the accompanying proxy intend to vote the shares represented by such proxy for the election of such other person as the Board may recommend. Alternatively, the Board may reduce the number of directors to eliminate the vacancy.

     A brief summary of each director's principal occupation and business affiliations and certain other information follows.

NOMINEES AS DIRECTORS FOR TERMS EXPIRING AT THE 2006 ANNUAL MEETING OF SHAREHOLDERS

     Robert H. Atwell, age 72, has been a director of the Company since 1996. He is a graduate of the College of Wooster (B.A. Political Science, 1953) and of the University of Minnesota (M.A. Public Administration, 1957). From 1984 until 1996, Mr. Atwell was the president of the American Council on Education. He is also the former president of Pitzer College and the former vice chancellor of the University of Wisconsin-Madison. From 1996 to 2000, he was a consultant with A.T. Kearney, Inc., a global consulting firm. From 1996 to the present, he has been a consultant to The National Center for Public Policy and Higher Education. Mr. Atwell is also a consultant with Witt/Kieffer, an executive search firm, and is a director of Collegis, Inc., Argosy University and Western State University College of Law and a trustee of Eckerd College.

     William M. Campbell, III, age 43, has been a director of the Company since 1996. He is a graduate of Harvard College (B.A. Economics, 1982) and Harvard University Graduate School of Business Administration (M.B.A., 1987). From 1994 to 1998, he was the executive vice president of CBS Television. From 1998 to May 2002, he was the president of Miramax Television. Since May 2002, Mr. Campbell has been President of Discovery Networks, U.S., the television division of Discovery Communications Inc.

     Friedrich Teroerde, age 58, is being newly nominated to the Board of Directors. Since 1987, he has been Chairman of ELG Haniel GmbH, a supplier of raw material for the global stainless steel industry that is headquartered in Duisberg, Germany. He is also a member of the board of directors of Hernic Ferrochrome and is a council member and Chairman of the International Chrome Development Association, Paris. He is a trustee of the Westmoreland Museum of American Art.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE.

DIRECTORS CONTINUING IN OFFICE

     TERMS EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 2004

     James J. Burke, Jr., age 51, has been a director of the Company since 1986. He is a graduate of Brown University (B.A. Psychology, 1973) and Harvard University Graduate School of Business Administration (M.B.A., 1979). He is a partner and director of Stonington Partners, Inc., a private investment firm, a position that he has held since 1993, and has been a partner and director of Stonington Partners, Inc. II since 1994. Mr. Burke also served as a consultant to Merrill Lynch Capital Partners, Inc., a private investment firm associated with Merrill Lynch & Co., Inc., from 1994 through 2000. Mr. Burke was formerly a director of Pathmark Stores, Inc., and its parent, SMG Holdings Corporation, which was reorganized under Chapter 11 of the U.S. Bankruptcy Code (the "Bankruptcy Code") in 2000 and was also formerly Chairman of Eerie World Entertainment, L.L.C., a restaurant company that was reorganized under Chapter 11 of the Bankruptcy Code in 2001. Mr. Burke also serves on the board of directors of AnnTaylor Stores Corporation.

     Martin L. Garcia, age 47, has been a director of the Company since April 2003. Mr. Garcia has been the Managing Director of Pinehill Capital Partners, an investment company, since 2002. In addition, Mr. Garcia has been the president of Garcia Enterprises, a real estate holding company, since 1986 and of counsel to the law firm Hill, Ward & Henderson, P.A. in Tampa, Florida since 1997. He also serves on the board of Parkway Properties, Inc., a real estate investment trust, and is a member of the board of trustees of the Kaul Foundation. Mr. Garcia is a graduate of the University of South Florida (B.A. Accounting, 1978) and of Wake Forest University Law School (J.D. 1981), where he also serves as a trustee.

     Miryam L. Knutson, age 58, has been a director of the Company since 1990. She is a graduate of the Universidad del Zulia, Venezuela (B.A. Journalism, 1965). Ms. Knutson joined the Company in 1984 and held a variety of management positions. From 1989 to 1996, she was the Company's President and Chief Operating Officer. From 1996 to 1998, she was the Vice Chairman of the Company. From November 1998 to January 2000, she worked as a part-time consultant-employee for the Company, and from January 1999 to February 2002, she acted as a consultant on education companies for Stonington Partners, Inc. and Arena Capital Partners, L.L.C., private investment firms. Ms. Knutson is the wife of Robert B. Knutson, the Chairman of the Company.

     TERMS EXPIRING AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN THE YEAR 2005

     Robert B. Knutson, age 69, has been the Chairman of the Company since September 1, 2003 and has been a director of the Company since 1969. From 1986 through August 2003 he was the Chairman and Chief Executive Officer of the Company. He is a graduate of the University of Michigan (B.A. Economics, 1956) and was a fighter pilot with the U.S. Air Force from 1957 to 1962. Mr. Knutson joined the Company as a director in 1969 and became its President in 1971 and the Chairman, President and Chief Executive Officer in 1986. He is a member of the board of directors of the Western Pennsylvania Conservancy and WQED-Pittsburgh. Mr. Knutson is the husband of Miryam L. Knutson, a director of the Company.

     John R. McKernan, Jr., age 55, became the Chief Executive Officer of the Company on September 1, 2003. Mr. McKernan joined the Company as its Vice Chairman and a member of the Board of Directors in June 1999 and continues to serve as Vice Chairman. In March 2003 he became the Company's President and served in that office until September 11, 2003, when J. William Brooks was appointed President. Mr. McKernan served as Governor of the State of Maine from 1987 to 1995. He is a graduate of Dartmouth College (B.A. Government, 1970) and the University of Maine Law School (J.D., 1974).

     James S. Pasman, Jr., age 72, has been a director of the Company since 1997. He is a graduate of Upsala College (B.B.A., 1956) and the Stern School of Business at New York University (M.B.A., 1962). From 1989 to 1991, he was the president and chief operating officer of National Intergroup, Inc. and chairman of the board of Permian Oil Corp. Since then, Mr. Pasman has been retired. Mr. Pasman serves on the boards of directors of Credit Suisse Asset Management open-end mutual funds, Credit Suisse Income Fund Inc. and Credit Suisse Asset High Yield Bond Fund Inc and is also a director of The Children's Institute.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The standing committees of the Board are the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. All of the committees have adopted formal written committee charters.

     The Audit Committee selects and engages the Company's independent public auditors and determines the fees to be paid to such auditors, and reviews and makes recommendations to the Board with respect to the adequacy of the audit and accounting procedures of the Company. The Committee confers with the independent auditors on numerous matters, including but not limited to discussions of the Company's annual report on Form 10-K and the quarterly reports on Form 10-Q prior to their filing. The Committee held six meetings during fiscal 2003. The members of the Audit Committee are Messrs. Burke (Chair), Garcia, Greenstone and Pasman.

     The Compensation Committee recommends to the Board the management remuneration policies of the Company, including but not limited to increases in salary rates and fringe benefits of elected officers, other remuneration plans such as incentive compensation and deferred compensation, and directors' compensation and benefits. The Compensation Committee also administers the Company's stock-based compensation plans, except that the full Board administers those stock-based compensation plans with respect to their applicability to directors of the Company. The Compensation Committee held three meetings during fiscal 2003. The members of the Compensation Committee are Messrs. Campbell (Chair), Burke and Garcia.

     The Nominating and Governance Committee is responsible for creating and maintaining the overall corporate governance policies for the Company and for identifying, screening, recruiting and presenting director candidates to the Board of Directors. This Committee also nominates directors for membership on the various Board committees. The Nominating Committee held four meetings during fiscal 2003. The members of the Nominating Committee are Messrs. Pasman (Chair), Atwell, Burke and Campbell. In considering persons to nominate for election as directors, the Nominating and Governance Committee will consider recommendations from shareholders that are submitted in accordance with the following procedures. Any such recommendation must be received by the Secretary of the Company on behalf of the Nominating Committee not less than 60 nor more than 90 days in advance of the first anniversary of the previous year's annual meeting; provided, however, that in the event that the date of the annual meeting is changed by more than 30 days from such anniversary date, the shareholder must deliver such recommendation no later than the close of business on the fifth day following the date on which public announcement of the date of such meeting is first made. The letter setting forth a shareholder's recommendation for nomination must include the name and address of that shareholder, a description of any arrangement or understanding between that shareholder and each person being recommended as a nominee with respect to the Company or such recommendation, and such other information regarding each person being recommended as a nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC concerning such person as a nominee. In addition, any such letter must be accompanied by a consent from each person being recommended to serve as a director if elected. No such nominations were received with respect to the election of directors at the 2003 Annual Meeting of Shareholders.

     During fiscal 2003, there were four meetings of the Board. Each of the directors named above attended 75% or more of the aggregate number of meetings of the Board of Directors of the Company and the committees on which such director served during fiscal 2003.

SECURITY OWNERSHIP

     The following table sets forth, as of September 23, 2003, the number of shares of Common Stock beneficially owned by (i) any person (including any group) known by management to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for election as a director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and (iv) all directors and executive officers as a group. Unless otherwise indicated in a footnote, each individual or group possesses sole voting and investment power with respect to the shares indicated as beneficially owned.

                                                                             PERCENTAGE OF
                                                               NUMBER OF      OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       SHARES OWNED   SHARES OWNED
---------------------------------------                       ------------   -------------
Education Management Corporation Employee Stock Ownership
  Trust(2)..................................................   3,544,879          9.8%
Capital Research and Management Company(3)..................   2,585,400          7.1%
T. Rowe Price Associates(4).................................   2,399,400          6.6%
Robert B. Knutson(5) (6)....................................   1,669,691          4.6%
Miryam L. Knutson(5) (7)....................................      32,500            *
Robert H. Atwell(8).........................................       5,974            *
James J. Burke, Jr.(9)......................................     105,140            *
William M. Campbell, III(10)................................      44,500            *
Martin L. Garcia(11)........................................     108,300            *
Robert P. Gioella(12).......................................      32,984            *
Albert Greenstone(13).......................................       8,088            *
Michael C. Markovitz........................................           0            *
Robert T. McDowell(14)......................................     258,518            *
John R. McKernan, Jr.(15)...................................     128,476            *
James S. Pasman, Jr.(16)....................................      41,500            *
David J. Pauldine(17).......................................     148,012            *
Friedrich Teroerde..........................................           0            *
All executive officers and directors as a group (13
  persons)(18)..............................................   2,600,699          7.2%

---------------

  * Less than 1%

 (1) The address of each listed shareholder, unless otherwise noted, is c/o Education Management Corporation, 210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222.

 (2) These shares are held by the trustee, Fidelity Management Trust Company, 82 Devonshire Street, Boston, Massachusetts 02109, for the benefit of participants in the Education Management Corporation Employee Stock Ownership Trust (the "ESOP"). The ESOP is administered by the Company. ESOP participants are entitled to direct the voting of the shares of Common Stock allocated to their respective accounts. Allocated shares of Common Stock for which voting instructions are not given and unallocated shares held by the ESOP are voted by the trustee in the manner determined by the Company as administrator of the ESOP.

 (3) The address of Capital Research and Management Company is 333 South Hope Street, 55th Floor, Los Angeles, California 90071. The information provided for Capital Research and Management Company is based on information provided in a filing with the SEC.

 (4) The address of T. Rowe Price Associates is P.O. Box 17218, Baltimore, Maryland 21297. These securities are owned by various individual and institutional investors that T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The information provided for T. Rowe Price Associates is based on information provided in a filing with the SEC.

 (5) Mr. Knutson and Ms. Knutson, who are husband and wife, disclaim beneficial ownership of each other's shares.

 (6) Includes 18,750 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 21,368 shares allocated to Mr. Knutson under the ESOP.

 (7) Includes 22,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

 (8) Includes 5,000 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

 (9) Includes 42,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 6,000 shares held by trusts of which Mr. Burke is a trustee.

(10) Includes 42,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(11) Includes 46,800 shares owned jointly with Mr. Garcia's spouse and 61,500 shares held by trusts of which Mr. Garcia is the trustee.

(12) Mr. Gioella served as President and Chief Operating Officer of the Company through March 31, 2003. This number includes 16,250 shares receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(13) Includes 5,000 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(14) Includes 108,784 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above 29,892 shares allocated to Mr. McDowell under the ESOP, and 1,500 shares held by Mr. McDowell's spouse.

(15) Includes 120,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above and 608 shares held through the Company's Employee Stock Purchase Plan (the "ESPP").

(16) Includes 37,500 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above.

(17) Includes 105,369 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 19,063 shares allocated to Mr. Pauldine under the ESOP and 775 shares held through the ESPP.

(18) Includes 508,403 shares of Common Stock receivable upon the exercise of options that are exercisable within 60 days of the date of the table set forth above, 70,323 shares allocated to the accounts of officers under the ESOP and 1,383 shares allocated to the accounts of officers under the ESPP.

PROPOSAL TWO: TO APPROVE AN AMENDMENT TO THE COMPANY'S AMENDED AND RESTATED
              ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 SHARES TO 120,000,000 SHARES

     At the Annual Meeting, shareholders will be asked to approve an amendment to the Company's Amended and Restated Articles of Incorporation, as amended (the "Articles of Incorporation"). The Company's Articles of Incorporation currently authorize the issuance of 60,000,000 shares of Common Stock, par value $.01 per share, and 10,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock"), of which 250,000 shares have been designated as Series A Junior Participating Preferred Stock (the "Series A Preferred Stock"). The Board of Directors has adopted a resolution proposing that the Articles of Incorporation be amended to increase the aggregate number of shares of Common Stock that the Company is authorized to issue from 60,000,000 shares to 120,000,000 shares (the "Amendment").

     As of September 23, 2003, there were 36,274,574 shares of Common Stock issued and outstanding, and as of September 30, 2003, 4,445,139 shares of Common Stock in the aggregate were reserved for issuance under the Company's stock compensation plans (including options to acquire 2,868,745 shares of Common Stock that were granted but had not been exercised as of such date). The Company also is seeking shareholder approval for adoption of the 2003 Incentive Plan, as more fully described in Proposal Three in this Proxy Statement. The Company has reserved an aggregate of 2,700,000 shares of Common Stock for issuance under the 2003 Incentive Plan, subject to the receipt of such shareholder approval.

     The additional shares of Common Stock for which authorization is sought would be part of the existing class of Common Stock, and, if and when issued, would have the same rights and privileges as the shares of Common Stock presently outstanding. Such additional shares would not (and the shares of Common Stock presently do not) entitle the holders thereof to preemptive or cumulative voting rights.

PROPOSED AMENDMENT

     If approved by the shareholders, the Amendment will become effective upon the filing of Articles of Amendment to the Articles of Incorporation with the Department of State of the Commonwealth of Pennsylvania. The Amendment would change Article FIFTH, subparagraph A, of the Articles of Incorporation to read in its entirety as follows:

"FIFTH: A. Authorized Shares

     The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Thirty Million (130,000,000) shares, as follows:

          1. One Hundred Twenty Million (120,000,000) shares of Common Stock, with a par value of one cent ($.01) per share.

          Except for and subject to those rights as may be expressly granted to the holders of Preferred Stock pursuant to the authority vested by these Articles of Incorporation in the Board of Directors of the Corporation, or except as may be provided by the laws of the Commonwealth of Pennsylvania, the holders of Common Stock shall have exclusively all rights of shareholders.

          2. Ten Million (10,000,000) shares of Preferred Stock, with a par value of one cent ($.01) per share."

PURPOSE AND EFFECT OF THE PROPOSED AMENDMENT

     The Board of Directors believes that the availability of additional authorized but unissued shares of Common Stock will provide the Company with the flexibility to issue Common Stock for a variety of corporate purposes, such as to effect future stock splits in the form of stock dividends, to make acquisitions through the use of Common Stock, to raise equity capital, to reserve additional shares for issuance under employee benefit plans and for other general corporate purposes.

     The Board of Directors believes that the proposed increase in the number of shares of authorized Common Stock would facilitate the Company's ability to take any of the foregoing actions in the future without the necessity of delaying such activities for further shareholder approval, except as may be required in particular cases by the Company's charter documents, applicable law or rules of The NASDAQ Stock Market, Inc. ("NASDAQ"). Other than as permitted or required under the Company's employee benefit plans and under outstanding options, the Board of Directors has no immediate plans, understandings, agreements or commitments to issue additional shares of Common Stock for any purpose. If the Amendment is approved, the Board of Directors will not solicit shareholder approval to issue additional shares of Common Stock, except to the extent that such approval may be required by law or by the applicable rules of NASDAQ or any other exchange on which the Company's Common Stock may in the future be listed. Under existing NASDAQ rules, shareholder approval must generally be obtained prior to the issuance of shares for certain purposes, including the issuance of more than 20% of the then-outstanding shares in connection with an acquisition and where the issuance or potential issuance of shares will result in a change in control of the issuer.

     If the Company were to issue additional shares of Common Stock, such issuance could have a dilutive effect on the earnings per share, book value per share and voting power of current shareholders. The proposal could also, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Amendment. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an unsolicited attempt to acquire or otherwise change control of the Company. The Board of Directors is not aware of any attempt, or contemplated attempt, to acquire control of the Company, and the Amendment is not being presented with the intent that it be utilized as an anti-takeover device. Furthermore, under the Company's Preferred Stock purchase rights plan, each outstanding share of the Company's Common Stock is accompanied by one Preferred Share purchase right entitling the registered holder to purchase from the Company one one-hundredth of a share of Series A Preferred Stock, at an exercise price of $50, subject to adjustment. The rights plan could discourage potential acquisition proposals and could delay or prevent a change in control. The rights plan is intended to enhance the likelihood of continuity and stability in the composition of the Company's Board of Directors and in the policies formulated by the Board of Directors and to discourage certain types of transactions that may involve an actual or threatened change in control. The terms of the rights plan are set forth in a rights agreement, as amended, between the Company and Mellon Investor Services LLC, as rights agent. The rights plan and the rights generally will expire in 2006, unless extended. The rights agreement is incorporated by reference as an exhibit to the Company's 2003 Annual Report on Form 10-K.

     In addition to the Company's Common Stock, the Company's Articles of Incorporation provide authority to the Board of Directors to issue one or more series of Preferred Stock without shareholder approval. No shares of Preferred Stock are outstanding. No change in the number of authorized shares of the Company's Preferred Stock is proposed.

VOTE REQUIRED

     Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. If the shareholders do not approve this proposal, the Company's Articles of Incorporation will not be amended as described herein, and the number of shares of Common Stock that the Company is authorized to issue will remain at 60,000,000 shares. Proxies solicited by the Board of Directors will be voted in favor of this proposal unless shareholders specify otherwise in their proxies.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF
AUTHORIZED SHARES OF COMMON STOCK FROM 60,000,000 SHARES TO 120,000,000 SHARES.

PROPOSAL THREE: ADOPTION OF 2003 INCENTIVE PLAN

     The Company's current 1996 Stock Incentive Plan, as amended, (the "1996 Incentive Plan") originally became effective following its approval by the shareholders of the Company at their 1996 annual meeting. The Board believes that the 1996 Incentive Plan, and its predecessor plans, the 1993 and 1990 Management Incentive Stock Option Plans, have been effective in attracting executives, key employees and non-employee directors to the Company and its subsidiaries and in providing long-term incentives and rewards to those executives, key employees and non-employee directors responsible for the continued growth of the Company. The Board further believes that the awards granted under the 1996 Incentive Plan have provided an incentive that aligns the economic interests of executives, key employees and non-employee directors with those of the Company's shareholders. The Board continues to believe that it is in the Company's best interest to utilize these types of awards as an integral part of its compensation programs, and considers these programs to be key contributors to the ongoing success of the Company. For further information about the Company's existing equity compensation plans, see the table provided under the caption "Equity Compensation Plan Information" in this Proxy Statement.

     The 1996 Incentive Plan is scheduled to expire in 2006. The Board of Directors believes that the adoption and approval of a new incentive plan with a new ten-year term will facilitate the continued use of long-term equity-based and other incentives and rewards for the foreseeable future and is in the best interests of the Company. Accordingly, the Board of Directors has approved, subject to the approval of the Company's shareholders, the 2003 Incentive Plan with a new ten-year term. In addition, shareholder approval of the 2003 Incentive Plan is desired, among other reasons, to ensure the tax deductibility by the Company of awards under the 2003 Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and to meet the listing requirements of the NASDAQ National Market System.

     The material features of the 2003 Incentive Plan are summarized below. The summary is qualified in its entirety by reference to the specific provisions of the 2003 Incentive Plan, as it is proposed to be adopted, the full text of which is set forth as Appendix B to this proxy statement.

ADMINISTRATION

     The 2003 Incentive Plan is administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), except that the full Board administers the 2003 Incentive Plan with respect to its applicability to non-employee directors of the Company. All members of the Committee are non-employee directors of the Company. The Committee has the authority to determine, within the limits of the express provisions of the 2003 Incentive Plan, the individuals to whom awards will be granted, the nature, amount and terms of such awards and the objectives and conditions for earning such awards. With respect to employees who are not subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Committee may delegate its authority under the 2003 Incentive Plan to one or more officers or employees of the Company. To the extent not otherwise provided for under the Company's Articles and By-laws, members of the Committee are entitled to be indemnified by the Company with respect to claims relating to their actions in the administration of the 2003 Incentive Plan, except in the case of willful misconduct.

TYPES OF AWARDS

     Awards under the 2003 Incentive Plan may include nonqualified stock options, incentive stock options, stock appreciation rights ("SARs"), limited stock appreciation rights ("Limited SARS"), restricted shares of Common Stock, restricted units, performance awards and short-term cash incentive awards.

     Stock Options. The Committee may grant to a participant incentive stock options, options that do not qualify as incentive stock options ("non-qualified stock options") or a combination thereof. The terms and conditions of stock option grants, including the quantity, price, vesting periods, and other conditions on exercise will be determined by the Committee. Incentive stock option grants shall be made in accordance with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     The exercise price for stock options will be determined by the Committee in its discretion, provided that the exercise price per share for each stock option shall be at least equal to 100% of the fair market value of one share of Common Stock on the date when the stock option is granted. Additionally, in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the fair market value of one share of Common Stock on the date the stock option is granted. On September 23, 2003, the market price per share of Common Stock was $60.75 based on the closing price of the Common Stock on the NASDAQ National Market System on such date.

     Stock options must be exercised within a period fixed by the Committee that may not exceed ten years from the date of grant, except that in the case of incentive stock options granted to a holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise period may not exceed five years. The 2003 Incentive Plan provides for earlier termination of stock options upon the participant's termination of employment, unless extended by the Committee, but in no event may the options be exercised after the scheduled expiration date of the options.

     At the Committee's discretion, payment for shares of Common Stock on the exercise of stock options may be made in cash, shares of Common Stock held by the participant for at least six months (or such other shares of Common Stock as the Committee may permit), a combination of cash and shares of Common Stock or in any other form of consideration acceptable to the Committee (including one or more "cashless" exercise forms).

     The 2003 Incentive Plan contains a reload option feature. Reload options are intended to encourage employees to exercise options at an earlier date and to retain the shares so acquired, in furtherance of the Company's desire to encourage increased employee stock ownership. Under the reload feature, participants who tender previously owned shares or have shares withheld to pay all or a portion of the exercise price of vested stock options or to cover the associated tax liability may be eligible, in the discretion of the Committee, to receive a reload option covering the same number of shares as are tendered or withheld for such purposes. The market value on the date of grant of a reload option establishes the exercise price of such option, and such option will have a term equal to the remaining term of the original option.

     Further, a participant has the ability to exercise his or her option, but defer delivery of the actual stock until a later date. This deferral may have certain tax advantages to the participant. Upon deferral, the participant's exercised stock will be credited in the form of Stock Units to a book account maintained by the Company in the participant's name. The Stock Units represent the Company's unfunded, unsecured promise to deliver the deferred stock to the participant at a later date. In addition, if the Company grants dividends on its stock during the deferral period, the Committee has discretion to either credit additional Stock Units to the participant's account reflecting the value of those dividends or pay the applicable dividends to the participant in cash.

     Stock Appreciation Rights. SARs may be granted by the Committee to a participant either separate from or in tandem with non-qualified stock options or incentive stock options. SARs may be granted at the time of the stock option grant or, with respect to non-qualified stock options, at any time prior to the exercise of the stock option. A SAR entitles the participant to receive, upon its exercise, a payment equal to (i) the excess of the fair market value of a share of Common Stock on the exercise date over the SAR exercise price, times
(ii) the number of shares of Common Stock with respect to which the SAR is exercised.

     The exercise price of a SAR is determined by the Committee, but in the case of SARs granted in tandem with stock options may not be less than the exercise price of the related stock option. Upon exercise of a SAR, payment will be made in cash or shares of Common Stock, or a combination thereof, as determined by the Committee.

     Limited SARs. Limited SARs may be granted independent of or in tandem with stock options and shall be exercisable by the participant for a period of sixty
(60) days following the occurrence of a change in control (as defined in the 2003 Incentive Plan). Upon the exercise of a Limited SAR, the participant will be entitled to receive from the Company in exchange therefor cash in an amount equal to the excess of the value on the date of exercise of the number of shares of Common Stock subject to the Limited SARs being exercised over the exercise price of such Limited SAR. For this purpose, the value of Common Stock will be the highest fair market value of the Common Stock during the period beginning on the 90th day prior to the date on which the Limited SARs are exercised and ending on such date.

     Restricted Shares and Restricted Units. The Committee may award to a participant shares of Common Stock subject to specified restrictions ("restricted shares"). Restricted shares are subject to forfeiture if the participant does not meet certain conditions such as continued employment over a specified forfeiture period and/or the attainment of specified performance targets over the forfeiture period.

     The Committee also may award to a participant units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the participant and/or the achievement of performance or other objectives ("restricted units"). The terms and conditions of restricted share and restricted unit awards are determined by the Committee.

     For participants who are subject to Section 162(m) of the Code, the performance targets described in the preceding two paragraphs may be established by the Committee, in its discretion, based on one or more of the following measures: economic value added (EVA(R)), operating income, return on shareholders' equity, stock price appreciation, earnings before interest, taxes, depreciation and amortization, cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on invested assets, working capital performance, earnings per share, growth in earnings per share, expense targets, productivity targets or ratios, student placement rates, average starting salary for graduates and new student enrollment goals for new programs and new concentrations (the "Performance Goals").

     Performance Awards. The Committee may grant performance awards to participants under such terms and conditions as the Committee deems appropriate. A performance award entitles a participant to receive a payment from the Company, the amount of which is based upon the attainment of predetermined performance targets over a specified award period. Performance awards may be paid in cash, shares of Common Stock or a combination thereof, as determined by the Committee.

     Award periods will be established at the discretion of the Committee. The performance targets will also be determined by the Committee. With respect to participants subject to Section 162(m) of the Code, the applicable performance targets shall be established, in the Committee's discretion, based on one or more of the Performance Goals described above under the section titled "Restricted Shares and Restricted Units." To the extent that a participant is not subject to Section 162(m) of the Code, when circumstances occur that cause predetermined performance targets to be an inappropriate measure of achievement, the Committee, at its discretion, may adjust the performance targets.

     Short-Term Cash Awards. The 2003 Incentive Plan authorizes performance-based annual cash incentive compensation to be paid to covered employees subject to Section 162(m) of the Code. The material terms of the annual incentive compensation feature of the 2003 Incentive Plan are as follows:

     - The class of persons covered consists of those senior executives of the Company who are from time to time determined by the Committee to be subject to Section 162(m) of the Code.

     - The targets for annual incentive payments to "covered employees" (as defined in Section 162(m) of the Code) will consist only of one or more of the Performance Goals discussed under the section titled "Restricted Shares and Restricted Units" above. Use of any other target will require ratification by the shareholders if failure to obtain such approval would jeopardize tax deductibility of future incentive payments. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered "preestablished" for purposes of Section 162(m) of the Code.

     - In administering the incentive program and determining incentive awards, the Committee will not have the flexibility to pay a covered executive more than the incentive amount indicated by his or her attainment of the performance target under the applicable payment schedule. The Committee will have the flexibility, based on its business judgment, to reduce this amount.

     - The cash incentive compensation feature of the 2003 Incentive Plan does not preclude the Board or the Committee from approving other incentive compensation arrangements for covered employees.

     Non-Employee Director Grants. The 2003 Incentive Plan also provides for annual, non-discretionary stock option grants to be made to members of the Board of Directors who are not employees of the Company. Each person who is a non-employee director receives an option to purchase 15,000 shares of Common Stock on the date that he or she is first elected to the Board. If a Board member who is an employee of the Company or a Subsidiary retires as an employee but continues to serve on the Board after such retirement, such person may receive an initial option grant for service as a Non-Employee Director on such terms and conditions as the Board shall determine. Each non-employee director also receives an annual non-discretionary grant of an option to purchase 5,000 shares of Common Stock on the date of each annual meeting of the Company's shareholders while such director remains a director. Both the initial and the annual non-employee director options vest 50% on the first and 50% on the second anniversary of the date of grant and have a ten-year term. The exercise price of each such non-employee director stock option is the fair market value on the date of grant of the shares subject to the option.

     Change in Control. If a change in control occurs (as defined in the 2003 Incentive Plan), all outstanding options and other awards will become fully exercisable and all restrictions on outstanding options and awards will lapse.

ELIGIBILITY

     The Committee may grant awards to any officer, key employee or consultant of the Company or any of its direct or indirect subsidiaries and to directors or trustees of such subsidiaries. Non-employee directors of the Company receive awards in accordance with automatic, non-discretionary provisions of the 2003 Incentive Plan. It is presently contemplated that approximately 350 persons will be eligible to receive awards. Such number is likely to increase with acquisitions by the Company. In any calendar year, no participant may receive awards for more than 500,000 shares of Common Stock and $2 million in cash.

AWARDS GRANTED UNDER THE 1996 INCENTIVE PLAN

     Options were granted during fiscal 2003 to 53 employees, none of whom were executive officers. The dates of those grants, the total number of shares of Common Stock subject to the options granted, and the exercise price per share, were as follows:

                                                              NUMBER     OPTION
                                                             OF SHARES   PRICE
                      DATE OF GRANT                          ---------   ------
July 1, 2002..............................................     12,048    $40.52
October 1, 2002...........................................     12,235    $46.06
November 14, 2002.........................................    204,000    $38.88
January 2, 2003...........................................      4,000    $38.45
January 31, 2003..........................................      5,000    $36.75
April 1, 2003.............................................     32,500    $41.00

     In addition, each of the six non-employee directors of the Company was granted an option to purchase 5,000 shares of Common Stock, with an exercise price of $38.88, on November 14, 2002, and a new non-employee director received an initial option grant to acquire 15,000 shares of Common Stock, with an exercise price of $43.22, on April 14, 2003. For information on awards granted subsequent to June 30, 2003, see note (3) to the table in the section entitled "Equity Compensation Plan Information" below.

AWARDS UNDER THE 2003 INCENTIVE PLAN

     No specific awards have been granted or are contemplated under the 2003 Incentive Plan. In addition, the exact types and amounts of any future awards to be made to any eligible participants pursuant to the 2003 Incentive Plan are not presently determinable. As a result of the discretionary nature of the 2003 Incentive Plan, it is not possible to state who the participants in the 2003 Incentive Plan will be in the future or the number of options or other awards to be received by a person or group.

SHARES SUBJECT TO THE 2003 INCENTIVE PLAN

     An aggregate of 2,700,000 shares of Common Stock is reserved for issuance and available for awards under the 2003 Incentive Plan. No more than 20% of the total shares of Common Stock available for issuance under the 2003 Incentive Plan may be granted in the form of restricted shares, restricted units or performance awards. Shares of Common Stock not actually issued (as a result, for example, of the lapse of an option) are available for additional grants. Shares surrendered to or withheld by the Company in payment or satisfaction of the exercise price of a stock option or tax withholding obligations with respect to an award may be the subject of a new award under the 2003 Incentive Plan. Shares of Common Stock to be delivered or purchased under the 2003 Incentive Plan may be either authorized but unissued Common Stock or treasury shares. Shares issued with respect to awards assumed by the Company in connection with acquisitions do not count against the total number of shares available under the Plan.

ANTI-DILUTION PROTECTION

     In the event of any changes in the capital structure of the Company, including a change resulting from a stock dividend or stock split, or combination or reclassification of shares, the Board of Directors is empowered to make such equitable adjustments with respect to awards or any provisions of the 2003 Incentive Plan as it deems necessary and appropriate, including, if necessary, any adjustments in the maximum number of shares of Common Stock subject to the Plan, the number of shares of Common Stock subject to and the exercise price of an outstanding award, or the maximum number of shares that may be subject to one or more awards granted to any one recipient during a calendar year.

AMENDMENT AND TERMINATION

     The Board of Directors may at any time amend or terminate the 2003 Incentive Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards theretofore made under the Plan without the consent of the recipient. No awards may be made under the 2003 Incentive Plan after the tenth anniversary of its effective date. Certain provisions of the 2003 Incentive Plan relating to performance-based awards under
Section 162(m) of the Code will expire on the fifth anniversary of the effective date.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the issuance and/or exercise of awards under the 2003 Incentive Plan are as described below. The following information is only a summary of the tax consequences of the awards, and recipients should consult with their own tax advisors with respect to the tax consequences inherent in the ownership and/or exercise of the awards, and the ownership and disposition of any underlying securities.

     Incentive Stock Options. The 2003 Incentive Plan qualifies as an incentive stock option plan within the meaning of Section 422 of the Code. A recipient who is granted an ISO will not recognize any taxable income for federal income tax purposes either on the grant or exercise of the ISO. If the recipient disposes of the shares purchased pursuant to the ISO more than two years after the date of grant and more than one year after the transfer of the shares to the recipient (the required statutory "holding period"), (a) the recipient will recognize long-term capital gain or loss, as the case may be, equal to the difference between the selling price and the option price; and (b) the Company will not be entitled to a deduction with respect to the shares of stock so issued. If the holding period requirements are not met, any gain realized upon disposition will be taxed as ordinary income to the extent of the excess of the lesser of (i) the excess of the fair market value of the shares at the time of exercise over the option price, and (ii) the gain on the sale. The Company will be entitled to a deduction in the year of disposition in an amount equal to the ordinary income recognized by the recipient. Any additional gain will be taxed as short-term or long-term capital gain depending upon the holding period for the stock. A sale for less than the option price results in a capital loss.

     The excess of the fair market value of the shares on the date of exercise over the option price is, however, includable in the option holder's income for alternative minimum tax purposes.

     Nonqualified Stock Options. The recipient of a nonqualified stock option under the 2003 Incentive Plan will not recognize any income for federal income tax purposes on the grant of the option. Generally, on the exercise of the option, the recipient will recognize taxable ordinary income equal to the excess of the fair market value of the shares on the exercise date over the option price for the shares. The Company generally will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient. Upon disposition of the shares purchased pursuant to the stock option, the recipient will recognize long-term or short-term capital gain or loss, as the case may be, equal to the difference between the amount realized on such disposition and the basis for such shares, which basis includes the amount previously recognized by the recipient as ordinary income.

     Stock Appreciation Rights. A recipient who is granted stock appreciation rights will not recognize any taxable income on the receipt of the SARs. Upon the exercise of a SAR, (a) the recipient will recognize ordinary income equal to the amount received (the increase in the fair market value of one share of the Company's Common Stock from the date of grant of the SAR to the date of exercise); and (b) the Company will be entitled to a deduction on the date of exercise in an amount equal to the ordinary income recognized by the recipient.

     Restricted Shares. A recipient will not be taxed at the date of an award of restricted shares, but will be taxed at ordinary income rates on the fair market value of any restricted shares as of the date that the restrictions lapse, unless the recipient, within 30 days after transfer of such restricted shares to the recipient, elects under Section 83(b) of the Code to include in income the fair market value of the restricted shares as of the date of such transfer. The Company will be entitled to a corresponding deduction. Any disposition of shares after restrictions lapse will be subject to the regular rules governing long-term and short-term capital gains and losses, with the basis for this purpose equal to the fair market value of the shares at the end of the restricted period (or on the date of the transfer of the restricted shares, if the employee elects to be taxed on the fair market value upon such transfer). Dividends received by a recipient during the restricted period will be taxable to the recipient at ordinary income tax rates and will be deductible by the Company unless the recipient has elected to be taxed on the fair market value of the restricted shares upon transfer, in which case they will thereafter be taxable to the employee as dividends and will not be deductible by the Company.

     Restricted Units. A participant will normally not recognize taxable income upon an award of restricted units, and the Company will not be entitled to a deduction until the lapse of the applicable restrictions. Upon the lapse of the restrictions and the issuance of the earned shares, the participant will recognize ordinary taxable income in an amount equal to the fair market value of the Common Stock received and the Company will be entitled to a deduction in the same amount.

     Performance Awards and Short-Term Cash Awards. Normally, a participant will not recognize taxable income upon the grant of performance awards and short-term cash awards. Subsequently, when the conditions and requirements for the grants have been satisfied and the payment determined, any cash received and the fair market value of any Common Stock received will constitute ordinary income to the participant. The Company also will then be entitled to a deduction in the same amount.

EFFECTIVE DATE

     The 2003 Incentive Plan shall be effective immediately on the date of its approval by the shareholders of the Company. If not approved by the shareholders, no awards will be made under the 2003 Incentive Plan. If and when the 2003 Incentive Plan becomes effective, the Company's 1996 Incentive Plan will be frozen such that no further awards will be made under the 1996 Incentive Plan, and any shares of Common Stock then remaining available for grant under the 1996 Incentive Plan will be canceled. However, shares of Common Stock subject to outstanding awards granted under the 1996 Incentive Plan prior to the effective date of the 2003 Incentive Plan will remain available for issuance under the 1996 Incentive Plan, and the 1996 Incentive Plan will remain in effect after the effective date of the 2003 Incentive Plan to the extent necessary to administer such previously granted awards.

VOTE REQUIRED

     Approval of the 2003 Incentive Plan will require the affirmative vote of the holders of a majority of the shares of Common Stock voting thereon at the Annual Meeting. If the shareholders do not approve the 2003 Incentive Plan, it will not be implemented, but the Company reserves the right to adopt such other compensation plans and programs as it deems appropriate and in the best interests of the Company and its shareholders.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

PROPOSAL FOUR: RATIFY THE SELECTION BY THE AUDIT COMMITTEE OF THE BOARD OF
               DIRECTORS OF ERNST & YOUNG LLP AS INDEPENDENT PUBLIC AUDITORS FOR THE CURRENT FISCAL YEAR

     The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as independent public auditors of the Company for fiscal 2004. Although ratification of this reappointment is not legally required, the Board believes it is appropriate for the shareholders to ratify such action. In the event that the shareholders do not ratify the selection of Ernst & Young LLP as the Company's independent public auditors, the Audit Committee will reconsider such appointment. A representative of Ernst & Young LLP will attend the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions. The Audit Committee reserves the right to replace the Company's independent public auditors at any time.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

EXECUTIVE OFFICERS OF THE COMPANY

     Set forth below is information concerning the Company's executive officers. Additional information with respect to Messrs. Knutson and McKernan is set forth above on page 3.

NAME                                      AGE                         POSITION
----                                      ---                         --------
Robert B. Knutson.......................  69    Chairman and Director
John R. McKernan, Jr....................  55    Vice Chairman, Chief Executive Officer, and Director
J. William Brooks.......................  44    President and Chief Operating Officer
Michael C. Markovitz....................  53    Chairman, Argosy Education Group, Inc. and Argosy
                                                University; Senior Vice President -- International
                                                Initiatives
Robert T. McDowell......................  49    Executive Vice President and Chief Financial Officer
David J. Pauldine.......................  46    Executive Vice President and Chief Marketing Officer

     J. William Brooks became an Executive Vice President of the Company on September 2, 2003, when the Company completed its acquisition of American Education Centers and its affiliated schools. He was appointed President and Chief Operating Officer of the Company on September 11, 2003. He has served as President and Chief Executive Officer of American Education Centers and its related companies since January 1998. He is a graduate of Phillips University (B.S. Business Administration, 1995).

     Michael C. Markovitz is Chairman of Argosy Education Group, Inc. ("AEG"), a wholly-owned subsidiary of the Company. He has served in this capacity since his founding of AEG in 1976. When the Company acquired AEG in December 2001, he became Chairman of Argosy University, which is operated by AEG. In May 2003, he was appointed Senior Vice President -- International Initiatives. He is a graduate of the City College of the City University of New York (B.S. Psychology, 1971) and The University of Chicago (M.A. Psychology, 1973; Ph.D. Psychology, 1975).

     Robert T. McDowell is Executive Vice President and Chief Financial Officer of the Company. From 1994 to September 1999, he was Senior Vice President and Chief Financial Officer of the Company. He is a graduate of the University of Pittsburgh (M.B.A., 1978; B.A. Economics, 1977). Mr. McDowell joined the Company in 1988.

     David J. Pauldine has been an Executive Vice President of the Company since March 2003 and was named Chief Marketing Officer on September 11, 2003. He is a graduate of The University of Dayton (B.A. Marketing, 1979) and Antioch University (M.A. Leadership, 1997). From 1990 to 1993 Mr. Pauldine was the president of The Art Institute of Seattle, from 1994 to 1998 he was the president of The Art Institute of Fort Lauderdale, from 1998 to March 1999 he was Senior Vice President, Marketing of the Company, from March 1999 to November 2000 he was Executive Vice President of the Company, and from November 2000 until March 2003 he was President of The Art Institutes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act, as amended, requires the Company's directors and executive officers and persons who own more than 10% of the outstanding Common Stock to file reports of ownership and changes in ownership with the SEC.

     Based on a review of the forms it has received, the Company believes that during the fiscal year ended June 30, 2003 all Section 16(a) filing requirements were complied with by such persons, except for one report that was filed late by Ms. Knutson.

CERTAIN TRANSACTIONS

     Mr. Knutson is a limited partner, with no managerial authority, in Ocean World Associates Ltd. The Art Institute of Fort Lauderdale leases one of its buildings from Ocean World Associates Ltd. for approximately $1.7 million annually.

     Mr. Knutson and Mr. Greenstone are limited partners, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from The Art Institute of Philadelphia Limited Partnership for approximately $720,000 annually.

COMPENSATION OF EXECUTIVE OFFICERS

     The Summary Compensation Table shows, for the fiscal years 2001 through 2003, the compensation paid or awarded to Mr. Knutson, the Company's Chairman and Chief Executive Officer during that period, to the Company's next four most highly compensated executive officers during fiscal 2003, and to one former executive officer.

                           SUMMARY COMPENSATION TABLE

                                                                               LONG-TERM
                                                                              COMPENSATION
                                              ANNUAL COMPENSATION             ------------
                                     --------------------------------------    SECURITIES
                                                             OTHER ANNUAL      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR   SALARY($)   BONUS($)   COMPENSATION($)    OPTIONS(#)    COMPENSATION($)(1)
---------------------------   ----   ---------   --------   ---------------   ------------   ------------------
Robert B. Knutson...........  2003    500,664    735,080          --                  0            12,810
  Chairman(2)                 2002    469,113    644,000          --             70,000             8,788
                              2001    415,161    525,000          --                  0            61,515
John R. McKernan, Jr. ......  2003    279,888    308,000          --                  0            11,246
  Vice Chairman and           2002    248,567    263,000          --             45,000             5,414
  Chief Executive Officer     2001    226,783    225,000          --                  0               411
David J. Pauldine...........  2003    265,595    221,333          --                  0             6,075
  Executive Vice President    2002    228,242    186,000          --             35,000             5,571
  and Chief Marketing
     Officer                  2001    206,167    175,000          --                  0            29,740
Robert T. McDowell..........  2003    243,591    200,254          --                  0             9,381
  Executive Vice President    2002    224,936    183,000          --             35,000             8,343
  and Chief Financial
     Officer                  2001    212,183    170,000          --                  0            32,764
Michael C. Markovitz........  2003    231,358    165,715          --                  0             9,721
  Chairman, Argosy            2002    112,500     88,747          --             30,000             4,846
  Education Group
Robert P. Gioella(3)........  2003    237,757    547,750          --                  0             8,651
                              2002    297,421    296,652          --             45,000                --
                              2001    270,177    250,000          --                 --            23,509

---------------

(1) Such amounts represent, to the extent applicable, the Company's contributions to the Company's profit-sharing retirement plan and the dollar value of life insurance premiums paid by the Company with respect to term life insurance for the benefit of certain executive officers of the Company. For fiscal 2003, the amounts paid are as follows:

                                                                            GROUP LIFE
                                                               RETIREMENT   INSURANCE
                                                                  PLAN       PREMIUMS
                                                               ----------   ----------
Robert B. Knutson...........................................    $ 9,000       $3,810
John R. McKernan, Jr........................................     10,256          990
David J. Pauldine...........................................      5,625          450
Robert T. McDowell..........................................      8,931          450
Michael C. Markovitz........................................      9,031          690
Robert P. Gioella...........................................      8,325            0

(2) Mr. Knutson also served as Chief Executive Officer through August 31, 2003.

(3) Mr. Gioella served as President and Chief Operating Officer of the Company through March 31, 2003.

OPTION/SAR GRANTS IN FISCAL YEAR 2003

     No options or stock appreciation rights were granted to any person named in the Summary Compensation Table during fiscal 2003. For information on grants made subsequent to June 30, 2003, see note (3) to the table in the section entitled "Equity Compensation Plan Information" below.

                AGGREGATED OPTION EXERCISES IN FISCAL YEAR 2003
                        AND JUNE 30, 2003 OPTION VALUES

                                                           NUMBER OF                                NUMBER OF
                                                           SECURITIES           VALUE OF            SECURITIES
                                                           UNDERLYING         UNEXERCISED,          UNDERLYING
                                                         UNEXERCISED &         EXERCISABLE        UNEXERCISED &
                              SHARES                      EXERCISABLE         IN-THE-MONEY        UNEXERCISABLE
                            ACQUIRED ON      VALUE         OPTIONS AT          OPTIONS AT           OPTIONS AT
NAME                        EXERCISE(#)   REALIZED($)   JUNE 30, 2003(#)   JUNE 30, 2003($)(1)   JUNE 30, 2003(#)
----                        -----------   -----------   ----------------   -------------------   ----------------
Robert B. Knutson.........    39,586      $1,135,920         17,500            $  501,200             71,250
John R. McKernan, Jr......        --      $       --         95,250            $3,351,310             47,750
David J. Pauldine.........    20,000      $  582,000         91,619            $3,673,647             39,250
Robert T. McDowell........    27,388      $  858,396        101,034            $4,181,979             39,250
Michael C. Markovitz......     7,500      $  179,700              0                    --             22,500
Robert P. Gioella.........   130,592      $3,474,314              0                    --             50,000


                                 VALUE OF
                               UNEXERCISED,
                               UNEXERCISABLE
                               IN-THE-MONEY
                                OPTIONS AT
NAME                        JUNE 30, 2003($)(1)
----                        -------------------
Robert B. Knutson.........      $2,302,320
John R. McKernan, Jr......      $1,577,910
David J. Pauldine.........      $1,319,445
Robert T. McDowell........      $1,319,445
Michael C. Markovitz......      $  366,525
Robert P. Gioella.........      $1,676,156

---------------

(1) Based on the closing price of the Common Stock on June 30, 2003 of $53.04 per share.

EQUITY COMPENSATION PLAN INFORMATION

     The following table provides information as of June 30, 2003 about the Company's Common Stock that may be issued upon the exercise of options, warrants and rights under all of the Company's existing equity compensation plans:

                                                                                                     (C)
                                                                                            NUMBER OF SECURITIES
                                                      (A)                                    REMAINING AVAILABLE
                                              NUMBER OF SECURITIES                           FOR FUTURE ISSUANCE
                                               TO BE ISSUED UPON             (B)                UNDER EQUITY
                                                  EXERCISE OF          WEIGHTED-AVERAGE      COMPENSATION PLANS
                                                  OUTSTANDING         EXERCISE PRICE OF     (EXCLUDING SECURITIES
                                                    OPTIONS,         OUTSTANDING OPTIONS,       REFLECTED IN
               PLAN CATEGORY                  WARRANTS AND RIGHTS    WARRANTS AND RIGHTS         COLUMN(A))
               -------------                  --------------------   --------------------   ---------------------
Equity compensation plans approved by
  security holders(1).......................       2,816,327(3)             $23.67                1,908,275(4)
Equity compensation plans not approved by
  security holders(2).......................               0                   N/A                      N/A
                                                   ---------                ------                ---------
Total.......................................       2,816,327(3)             $23.67                1,908,275(4)
                                                   =========                ======                =========

---------------

(1) These plans consist of: (i) the 1990 Management Incentive Stock Option Plan,
    (ii) the 1993 Management Incentive Stock Option Plan, (iii) the ESPP, and
    (iv) the 1996 Incentive Plan. This table does not include any securities that may be reserved for issuance under the proposed 2003 Incentive Plan.

(2) The Company maintains no equity compensation plan (as defined in Item 201 of Regulation S-K) that has not been approved by the Company's shareholders.

(3) Subsequent to June 30, 2003, an option to acquire 50,000 shares was granted to Mr. Knutson, an option to acquire 100,000 shares was granted to Mr. McKernan, an option to acquire 117,383 shares was granted to Mr. Brooks, and 50,000 shares of restricted stock were issued to Mr. Brooks. Subsequent to June 30, 2003, options to acquire 39,500 shares were granted to other employees of the Company, options to acquire 216,715 shares were exercised, and options to acquire 37,750 shares were forfeited. As a result of these transactions, the number in Column (A) would have been 2,868,745 at September 30, 2003 and the weighted-average exercise price in Column (B) would have been $27.34 at September 30, 2003.

(4) Of this number, 1,246,386 were shares reserved for issuance under the ESPP and 661,889 were shares reserved for issuance under the 1996 Incentive Plan. As a result of the post-June 30, 2003 transactions described in Note 3 to this table, the number in Column (C) would have been 1,576,394 at September 30, 2003, of which 1,236,749 were reserved for issuance under the ESPP and 339,645 were reserved for issuance under the 1996 Incentive Plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPANTS

     The Company's Compensation Committee reviews and acts on matters relating to compensation levels and benefit plans for key executives of the Company. The Compensation Committee during fiscal 2003 consisted of Messrs. Burke, Campbell, Garcia (for a portion of the year), Greenstone and Pasman (for a portion of the year), none of whom is employed by the Company. Mr. Greenstone was the president and chief executive officer of The National Center for Paralegal Training, a unit of the Company, from 1972 to 1994. In addition, Mr. Greenstone is a limited partner, with no managerial authority, in AIPH Limited Partnership, which is a general partner of The Art Institute of Philadelphia Limited Partnership. The Art Institute of Philadelphia leases one of its buildings from this partnership for approximately $700,000 annually.

EMPLOYMENT AGREEMENTS

     The Company and Mr. Knutson entered into an employment agreement, dated as of August 5, 2003 (the "Knutson Agreement"). The Knutson Agreement amends and restates Mr. Knutson's existing employment agreement, which was entered into in September 1999. The Knutson Agreement is for a five-year term ending in August 2008. Under the terms of the Knutson Agreement, Mr. Knutson served as Chairman and Chief Executive Officer of the Company until September 1, 2003, at which time he stepped down as Chief Executive Officer, but will remain as Chairman. Mr. Knutson will devote at least one-half of his available time to his duties as Chairman of the Company and any other positions or responsibilities assigned by the Board and may devote his remaining time to other interests which, in the reasonable opinion of the Board, do not compete with the Company or represent a conflict of interest. He receives a base salary at an annual rate of $500,000, subject to annual cost of living increases and discretionary increases by the Board, plus incentive compensation and other employee benefits under the various benefit plans and programs maintained by the Company. In addition, he is entitled to reimbursement for the business use of his private plane in accordance with policies established by the Board. Further, upon Mr. Knutson's retirement at end of the employment term or in the event that he ceases to be Chairman for any reason prior to the end of the term (other than as a result of death, resignation other than for good reason (as defined), or termination for cause (as defined)), Mr. Knutson's estate will receive, on his death occurring after he is no longer Chairman, the death benefit payable under the key man life insurance policy maintained by the Company on Mr. Knutson. However, the death benefit payable will be reduced by the cash surrender value under the policy at the time of Mr. Knutson's death. This payment is subject to the Company's good faith determination that it will not result in any significant compensation expense or other accounting charge or any violation or risk of violation of any applicable law.

     The Company may terminate the Knutson Agreement with or without cause and Mr. Knutson may resign upon 30 days' advance written notice to the Company. If Mr. Knutson is discharged from his employment by the Company without cause or if he resigns with good reason (each referred to as an "eligible termination"), and the termination is not in anticipation of or two years following a change in control of the Company (as defined), he will continue to receive payment of his base salary and average incentive compensation through the later of the end of the employment term (i.e., fifth anniversary of the effective date) and eighteen months following the date of termination. During this severance period, Mr. Knutson will be eligible to receive certain other fringe benefits, such as health and life insurance. In addition, the Company will provide outplacement services to Mr. Knutson (or, at Mr. Knutson's election, payment of the value of such services) and all of Mr. Knutson's outstanding stock awards will become vested and exercisable (in the case of stock options) immediately upon the termination.

     Following Mr. Knutson's ceasing to be Chairman of the Company for any reason other than death, termination by the Company for cause or termination by Mr. Knutson other than for good reason, Mr. Knutson also will be entitled to the following lifetime benefits: (i) office space and secretarial assistance in Pittsburgh, (ii) payment of certain club membership fees and dues, (iii) maintenance of health insurance for Mr. Knutson and his dependents, and (iv) gross-up for tax liabilities associated with the benefits payable under (i) and
(ii).

     The Company and Mr. McKernan have entered into an employment agreement, dated as of August 5, 2003 (the "McKernan Agreement"). The McKernan Agreement amends and restates Mr. McKernan's employment agreement entered into in June 1999. The McKernan Agreement is for an initial five-year term ending in August 2008 and is subject at the end of that initial term to successive, automatic one-year extensions unless either party gives written notice of non-extension to the other party at least 180 days prior to any renewal date. Under the terms of the McKernan Agreement, Mr. McKernan continues to serve as Vice Chairman and, effective September 1, 2003, also serves as Chief Executive Officer of the Company. He is to receive a base salary at an annual rate of $400,000, subject to annual cost of living increases and discretionary increases by the Board, plus incentive compensation and other employee benefits under the various benefit plans and programs maintained by the Company.

     The Company may terminate the McKernan Agreement with or without cause and Mr. McKernan may resign upon 30 days' advance written notice to the Company. Upon an eligible termination that is not in anticipation of or two years following a change in control of the Company, Mr. McKernan will continue to receive payment of his base salary and average incentive compensation for a period of eighteen months following the date of termination. During this severance period, Mr. McKernan will be eligible to receive certain other fringe benefits, such as health and life insurance. In addition, the Company will provide outplacement services to Mr. McKernan (or, at Mr. McKernan's election, payment of the value of such services) and all of Mr. McKernan's outstanding stock awards will become vested and exercisable (in the case of stock options) immediately upon the termination.

     Under both the Knutson and McKernan Agreements, if an eligible termination occurs in anticipation of or within a two-year period following a change in control of the Company, the officer will instead receive an amount equal to 2.99 times his annual base salary and average incentive compensation, which will be payable in a lump sum within 30 days of the date of termination, as well as certain other fringe benefits for a period of three years following the date of termination and immediate vesting and accelerated distribution of certain supplemental retirement benefits.

     In addition, the Knutson and McKernan Agreements will terminate prior to their scheduled expiration date in the event of death or disability. In the event of the officer's death during the employment term, the Company will continue to pay an amount equal to his monthly base salary and his average incentive compensation to his designated beneficiary or, if no designation is made, to his estate for a period of six months. Upon a termination of the officer's employment due to his disability, the Company will continue to pay his compensation and maintain his fringe benefits through the earlier of his death or the end of the employment term, with any payments of base salary reduced by payments received by the officer under any long-term disability plan or arrangement maintained by the Company, subject to a maximum annual obligation equal to two-thirds of the officer's base salary in effect at the time the disability occurs. Both the Knutson and McKernan Agreements contain non-competition, non-solicitation and confidentiality covenants on the part of each officer. In

Mr. Knutson's case, the non-solicitation and non-competition provisions continue through the later of the end of the term of employment (i.e., the fifth anniversary of the effective date) or 18 months after termination. In Mr. McKernan's case, the non-solicitation and non-competition provisions continue for a period of eighteen months following termination of employment. However, under both the Knutson and McKernan Agreements, the non-competition covenant will cease to be applicable in the event of an eligible termination or a termination in anticipation of or within two years after a change in control. In addition, the Knutson and McKernan Agreements entitle each officer to receive a tax gross-up bonus to cover, on an after-tax basis, any change in control excise taxes payable by him as a result of any payments made under the terms of the officer's employment agreement.

     The Company has also entered into employment agreements with its other executive officers. The agreements for Messrs. McDowell and Pauldine are dated as of September 8, 1999. The agreement for Dr. Markovitz is dated July 9, 2001 and became effective upon the completion of the Company's acquisition of Argosy Education Group, Inc. on December 21, 2001. The agreement for Mr. Brooks is dated June 12, 2003 and became effective upon the completion of the Company's acquisition of American Education Centers, Inc. on September 2, 2003. Those agreements are on substantially the same terms as the McKernan Agreement, except that such agreements provide for (i) an initial three-year term, with successive automatic one year extensions under terms similar to the McKernan Agreement,
(ii) each such officer's individual position and current compensation, (iii) 12 months of severance and continued fringe benefits (rather than 18 months) following an eligible termination, (iv) continued vesting of outstanding stock awards for a period of 12 months (rather than immediate vesting), (v) payment of two times the officer's salary and average incentive compensation upon an eligible termination in anticipation of or within a two-year period following a change in control of the Company, and (vi) continuation of the non-solicitation and non-competition provisions for a period of twelve months (rather than 18 months) following termination of employment.

     On March 19, 2003, the Company entered into an agreement (the "Gioella Agreement") with Robert P. Gioella regarding Mr. Gioella's resignation as an officer and director of the Company, which became effective March 31, 2003. The Gioella Agreement supersedes and replaces the termination and severance provisions of Mr. Gioella's employment agreement with the Company. Under the Gioella Agreement, Mr. Gioella will continue receive monthly payments through March 2004 equal to the sum of his monthly base salary and average bonus compensation, in addition to a lump sum payment of any salary, bonus or other compensation that was accrued but unpaid as of March 31, 2003. During this payment period, Mr. Gioella will be eligible to receive certain other fringe benefits, such as health and life insurance and home office expenses. In lieu of providing outplacement services, the Company paid Mr. Gioella $9,500 for the value of such services. In addition, Mr. Gioella's outstanding Company stock awards will continue to vest through March 2004. Mr. Gioella will serve as a part-time consultant to the Company through November 2003, but will not receive any additional compensation for such services other than as described above. For more information regarding Mr. Gioella's compensation in the last fiscal year and following his resignation from the Company, please see the Summary Compensation Table in this Proxy Statement.

DIRECTORS' COMPENSATION

     The Company provides each non-employee director with the following compensation: (i) a $12,000 annual retainer and reimbursement for out-of-pocket expenses, (ii) a $1,000 fee for each Board meeting attended, (iii) a $500 fee for each committee meeting attended that is not held on the same day as a Board meeting, (iv) pursuant to the Company's 1996 Incentive Plan, a non-discretionary grant of an option to purchase 15,000 shares of Common Stock, such grant to be made on the date that a non-employee director is first elected to the Board, which option vests 50% on the first anniversary and 50% on the second anniversary of such grant, and (v) pursuant to the 1996 Incentive Plan, an annual non-discretionary grant of an option to purchase 5,000 shares of Common Stock, such grant to be made on the date of each annual meeting of the Company's shareholders while such director remains a director, which option will vest 50% on the first anniversary and 50% on the second anniversary of that meeting. The exercise price for each such non-employee director stock option will be the fair market value on the date of grant of the shares subject to the option. All such options will have a ten-year term. The 2003 Incentive Plan, for which approval is being sought at the 2003 Annual Meeting, contains the same provisions for the initial and annual non-discretionary grants. Directors who are employees of the Company receive no additional compensation for serving on the Board.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY AND PROGRAMS

     The Compensation Committee of the Board (the "Committee") is responsible for, among other things, reviewing and administering the Company's policies governing compensation, employee benefits and incentive plans for its executive officers. The members of the Committee are William M. Campbell, III, Chairman, James J. Burke, Jr., Martin L. Garcia and Albert Greenstone. The Committee met three times during fiscal 2003.

     The key objectives of the Committee's policies on compensation and benefits are to enhance the Company's ability to attract and retain highly qualified executives, to establish and maintain compensation and benefit programs that are fair and competitive with those of comparable organizations, and to develop and maintain executive compensation programs that link compensation to the short-term and long-term performance of the Company and the interests of its shareholders.

     The primary elements in the Company's compensation program for its executive officers are an annual base salary, an annual cash bonus and long-term incentive grants.

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), restricts the deductibility for federal income tax purposes of the compensation paid to the chief executive officer and each of the four other most highly compensated executive officers of a public company for any fiscal year to the extent that such compensation exceeds $1,000,000 and does not qualify as "performance-based" as defined under the Code. The Committee intends to obtain the fullest compensation deduction possible without sacrificing the flexibility needed to recognize and reward desired performance. The Committee believes that all compensation provided to the Company's executive officers in fiscal 2003 is fully deductible.

BASE SALARIES

     The annual base salaries for the Company's executive officers for fiscal 2003 were established by the Committee based, in part, upon information available to it concerning the salaries paid to similar officers at the comparable, publicly-traded, postsecondary education companies, including those companies that were included in the peer group index for purposes of the performance graph set forth below. The Committee expects to adjust salaries periodically to take into account competitive market conditions, individual and corporate performance and changes in job responsibilities.

ANNUAL CASH BONUSES

     The Company provides annual incentives to its executive officers and other key employees in the form of cash bonuses. The Company has established an incentive bonus plan for executive officers and other key employees. The plan provides that bonuses are to be paid based on the attainment of corporate and individual goals and objectives established at the beginning of each year. These goals and objectives include earnings and revenue targets, placement rates and average starting salaries for graduates of the Company's schools, as well as the achievement of individual performance objectives. In the event that the 2003 Incentive Plan is approved by shareholders at the Annual Meeting, cash bonuses to executive officers will be administered under the terms of the 2003 Incentive Plan rather than the current separate bonus plan. However, the applicable goals and objectives used to determine each executive's bonus will be essentially the same as provided under the current bonus plan.

LONG-TERM INCENTIVES

     The Committee administers the 1996 Stock Incentive Plan (the "1996 Plan"), which was adopted by the Company to attract and retain key personnel and non-employee directors. Under the 1996 Plan, the Committee is authorized to grant officers and key employees of the Company and its subsidiaries non-statutory stock options, incentive stock options, stock appreciation rights, limited stock appreciation rights, performance shares and restricted stock with respect to up to 6,000,000 shares of Common Stock (subject to adjustment in certain events in accordance with the 1996 Plan).

     The Committee's primary objectives when making grants under the 1996 Plan are to allow key employees to participate in the success of the Company through stock ownership, to provide a strong and direct link between employee compensation and the interests of shareholders, and to encourage recipients to focus on the long-term performance of the Company. The number of shares of Common Stock that are the basis of an award to any individual is determined by the individual's position in and level of responsibility at the Company, which, to a great extent, reflect that individual's ability to influence the Company's long-term performance. The grants previously made to and then held by an individual may also be taken into account by the Committee when determining the size of the award to that individual in the then-current year.

     Incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant must be exercised not later than five years from the date of grant of the options. All other options granted under the 1996 Plan must be exercised within a period fixed by the Committee, which may not exceed ten years from the date of any such grant. Additionally, in the case of incentive stock options granted to any holder of more than 10% of the total combined voting power of all classes of stock of the Company on the date of grant, the exercise price may not be less than 110% of the market value per share of the Common Stock on the date of grant. In all other cases, the exercise price must be not less than the fair market value per share on the date of grant as determined pursuant to the methods and procedures established by the Committee. The Committee sets the exercise price for options granted under the 1996 Plan and is authorized to grant stock appreciation rights, which authorize payments of cash and/or stock to holders of such rights in an amount based on the appreciation in the value of the Common Stock from the date of grant to the date of exercise. Limited stock appreciation rights are stock appreciation rights that become exercisable only upon a change in control (as defined in the 1996 Plan) of the Company.

     The Committee also may grant performance shares, the number and value of which are determined by the extent to which the grantee meets performance goals and other terms and conditions set by the Committee. In addition, the Committee is authorized to grant restricted stock, i.e., shares of Common Stock that are subject to restrictions on transferability and other restrictions the Committee may impose, including time-based and performance-based forfeiture restrictions. Such restricted stock is subject to forfeiture upon termination of employment during the restriction period.

     Options and other awards granted under the 1996 Plan are not transferable by the grantee other than by will or the laws of descent and distribution, except that the Committee may grant non-statutory stock options that are transferable to immediate family members or trusts or partnerships for such family members. If a change in control (as defined in the 1996 Plan) occurs, all outstanding options and other awards will become fully exercisable and all restrictions on outstanding options and other awards will lapse. The 1996 Plan also provides that, in the event of changes in the corporate structure of the Company affecting the Common Stock, the Committee will make adjustments in the number, class and/or price of the shares of capital stock subject to awards granted under the 1996 Plan to preserve the proportionate interests of participants in awards and to prevent dilution or enlargement of rights. The number of shares available for future awards will also be adjusted.

     During fiscal 2003, options for a total of 269,783 shares of Common Stock were granted to officers and other key employees. All such options have an exercise price at least equal to the fair market value per share of the Common Stock on the date of grant, vest over a period of three years (25% after one year, 50% after two years and 100% after three years) and expire ten years from the date of grant.

     If the Company's shareholders approve the 2003 Plan, the Committee intends to grant long-term incentive awards under the 2003 Plan rather than the 1996 Plan for fiscal 2004 and thereafter. The terms of the 2003 Plan are substantially similar to those of the 1996 Plan and are described in more detail under Proposal Three of this Proxy Statement.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Chief Executive Officer's compensation has been and will continue to be based upon the Company's overall financial performance and his achievement of individual performance goals. In establishing that compensation, the Committee applied the factors described above, which are applicable to all executive officers of the Company. The Committee also took into account information concerning the overall compensation and bonuses paid to chief executive officers of other publicly-traded, postsecondary education companies, including those companies that were included in the peer group index for purposes of the performance graph set forth below.

     The Committee believes that the Company's compensation and benefit programs for its executive officers effectively accomplish the objectives stated above.

COMPENSATION COMMITTEE

William M. Campbell, III (Chair)
James J. Burke, Jr.
Martin L. Garcia
Albert Greenstone

            REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Board of Directors maintains an Audit Committee comprised of non-employee directors. The Board of Directors and the Audit Committee believe that the Audit Committee's current member composition satisfies the rule of the National Association of Securities Dealers, Inc. listing standards that governs audit committee composition, including the requirement that audit committee members all be independent directors. The Board of Directors has also determined that Messrs. Burke and Pasman are "audit committee financial experts" as defined by the rules of the Securities and Exchange Commission (SEC).

     In accordance with its written charter, the Audit Committee has oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. In discharging its oversight responsibilities regarding the audit process, the Audit Committee: (1) reviewed and discussed the audited financial statements with management; (2) discussed with Ernst & Young LLP the material required to be discussed by Statement on Auditing Standards ("SAS") No. 61, as amended by SAS 90; and (3) reviewed the written disclosures and the letter from Ernst & Young LLP required by the Independence Standards Board's Standard No. 1, and discussed with Ernst & Young LLP any relationships that may impact their objectivity and independence. Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2003 for filing with the SEC.

AUDIT COMMITTEE

James J. Burke, Jr. (Chair)
Martin L. Garcia
Albert Greenstone
James S. Pasman, Jr.

In accordance with the rules of the SEC, the Report of the Audit Committee shall not be incorporated by reference into any of the Company's future filings made under the Exchange Act or the Securities Act of 1933 (the "Securities Act"), and shall not be deemed to be soliciting material or to be filed with the SEC under the Exchange Act or the Securities Act.

RELATIONSHIP WITH INDEPENDENT AUDITORS

     Ernst & Young LLP has been the independent auditing firm and has audited the financial statements of the Company since 2002. In addition to performing the audit of the Company's consolidated financial statements, Ernst & Young LLP provided various audit-related, tax and other services during fiscal year 2003. The aggregate fees billed for each of the past two fiscal years for each of the following categories of services are set forth below:

                                        FISCAL YEAR 2003   FISCAL YEAR 2002
                                        ----------------   ----------------
Annual audit.........................       $468,220           $315,350
Audit-related services...............       $ 54,700           $      0*
Tax services.........................       $263,560           $      0*
All other fees.......................       $      0           $      0
                                            --------           --------
Total fees...........................       $786,480           $315,350
                                            ========           ========

The audit fees relate to professional services rendered for the audit of the consolidated financial statements of the Company, subsidiary and statutory audits. Audit-related services primarily relates to the issuance of consents and assistance with the review of documents filed with the SEC and with acquisitions. Tax services relates to tax planning. The Audit Committee considered the effects that the provision of non-audit services may have on the auditors' independence. There were no fees billed by Ernst & Young LLP for professional services rendered in

---------------

* Fees for audit-related and tax services for fiscal 2002 were paid to the Company's previous independent auditors; see the following section.

connection with financial information systems design and implementation services during the fiscal years ended June 30, 2003 and June 30, 2002.

PREVIOUS INDEPENDENT AUDITORS

     On May 9, 2002, the Board of Directors of the Company and its Audit Committee engaged Ernst & Young LLP, replacing Arthur Andersen LLP, to serve as the Company's independent public auditors for the fiscal year ending June 30, 2002. This determination followed the Company's decision to seek proposals from independent auditors to audit its financial statements, and was approved by the Company's Board of Directors upon the recommendation of its Audit Committee.

     The reports of Arthur Andersen LLP on the Company's consolidated financial statements for each of the fiscal years ended June 30, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, and they were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended June 30, 2001 and 2000 and through May 9, 2002, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided Arthur Andersen LLP with a copy of the foregoing statements, and Arthur Andersen LLP has stated its agreement with these statements.

     During the fiscal years ended June 30, 2001 and 2000 and through the date of the Board's decision, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

     During the period from May 9 through June 30, 2003, there were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused them to make reference to the subject matter in connection with their report on the Company's consolidated financial statements for such year. During the same periods, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

PERFORMANCE GRAPH

     The performance graph set forth below compares the cumulative total shareholder return on the Common Stock with the Nasdaq Stock Market (U.S.) Index and a Peer Group Index for the period from July 1, 1998 through June 30, 2003. The graph assumes the investment of $100 at the close of trading on June 30, 1998 in the Common Stock, the Nasdaq Stock Market (U.S.) Index and the Peer Group Index and assumes re-investment of all dividends, if any. The peer group consists of the following companies selected on the basis of their similar businesses: Apollo Group, Inc., Career Education Corp., Corinthian Colleges, Inc., DeVry Inc., ITT Educational Services, Inc., and Strayer Education, Inc. The Company believes that, including itself, these companies represent a substantial portion of the market value of publicly traded companies whose primary business is postsecondary education.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
                    AMONG EDUCATION MANAGEMENT CORPORATION,
                      THE NASDAQ STOCK MARKET (U.S.) INDEX
                             AND A PEER GROUP INDEX
[PERFORMANCE GRAPH]

                                                        EDUCATION
                                                       MANAGEMENT                                             NASDAQ STOCK
                                                       CORPORATION                 PEER GROUP                 MARKET (U.S.)
                                                       -----------                 ----------                 -------------
6/98                                                     100.00                      100.00                      100.00
6/99                                                     126.24                      143.67                       88.47
6/00                                                     109.89                      212.43                       92.51
6/01                                                     243.65                      115.46                      191.39
6/02                                                     247.79                       78.65                      229.19
6/03                                                     322.68                       87.33                      326.94

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD IN 2004

     Shareholders who intend to submit a proposal for inclusion in the Company's 2004 proxy statement for consideration at the Annual Meeting of Shareholders to be held in 2004 must submit such proposal for receipt by the Secretary of the Company at the address of its executive offices no later than June 17, 2004. Any such proposal must comply with Rule 14a-8 of the proxy rules of the Securities and Exchange Commission and must contain certain information specified in the Restated Bylaws (the "Bylaws") of the Company.

     The Bylaws require that all shareholder proposals to be submitted for consideration at the 2004 Annual Meeting of Shareholders, but not included in the Company's 2004 proxy statement, must be received by the Secretary of the Company at the address of its executive offices no earlier than August 23, 2004 and no later than September 22, 2004, together with certain information specified in the Bylaws.

                                          By order of the Board of Directors,

                                          /s/ FREDERICK W. STEINBERG
                                          Frederick W. Steinberg
                                          Secretary
                                          October 21, 2003

                                                                      APPENDIX A

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                      OF EDUCATION MANAGEMENT CORPORATION

     FIRST: The name of the Corporation is: EDUCATION MANAGEMENT CORPORATION.

     SECOND: The location and post office address of the registered office of the Corporation in this Commonwealth is 300 Sixth Avenue, Pittsburgh, PA 15222, Allegheny County.

     THIRD: The Corporation is incorporated under the Business Corporation Law of 1988.

     FOURTH: The term for which the Corporation is to exist is perpetual.

     FIFTH:

     A. Authorized Shares

The aggregate number of shares which the Corporation shall have authority to issue is One Hundred Thirty Million (130,000,000) shares, as follows:

     1. One Hundred Twenty Million (120,000,000) shares of Common Stock, with a par value of one cent ($.01) per share. Except for and subject to those rights as may be expressly granted to the holders of Preferred Stock pursuant to the authority vested by these Articles of Incorporation in the Board of Directors of the Corporation, or except as may be provided by the laws of the Commonwealth of Pennsylvania, the holders of Common Stock shall have exclusively all rights of shareholders.

     2. Ten Million (10,000,000) shares of Preferred Stock, with a par value of one cent ($.01) per share.

     B. Authority is hereby expressly vested in the Board of Directors of the Corporation at any time and from time to time by resolution to divide into and issue the Preferred Stock in one or more classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights, preferences, limitations and special rights, if any, of the shares of the class or series.

     SIXTH: The directors of the Corporation shall be divided into three classes: Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the whole number of the Board of Directors. The initial Class I, II and III directors shall be those elected and designated to serve as such directors at the meeting of shareholders to held approve the Articles of Amendment dated as of October 24, 1996 (the "Shareholders Meeting"), such Class I directors shall hold office for a term to expire at the first annual meeting of the shareholders after the Shareholders Meeting; such Class II directors shall hold office for a term to expire at the second annual meeting of the shareholders after the Shareholders Meeting; and such Class III directors shall hold office for a term to expire at the third annual meeting of the shareholders after the Shareholders Meeting, and in the case of each class, until their respective successors are duly elected and qualified. At each annual election the directors elected to succeed those whose terms expire shall be identified as being of the same class as the directors they succeed and shall be elected to hold office for a term to expire at the third annual meeting of the shareholders after their election, and until their respective successors are duly elected and qualified. If the number of directors is changed, any increase or decrease in directors shall be apportioned among the classes so as to maintain all classes as equal in number as possible, and any additional director elected to any class shall hold office for a term which shall coincide with the terms of the other directors in such class and until his successor is duly elected and qualified. Subject to the rights of holders of any series of Preferred Stock then outstanding, in the case of any increase in the number of directors of the Corporation the additional director or directors shall be elected by the Board of Directors. No decrease in the number of directors of the Corporation shall shorten the term of any incumbent director. The entire Board of Directors, or any class of the Board of Directors, or any individual director may be removed from office by vote of the shareholders entitled to vote thereon only for cause. In case the Board of Directors or a class of the Board of Directors or any one or more directors are so removed, new directors may be elected at the same meeting. The repeal of a provision of these Articles or the Bylaws of the Corporation prohibiting, or the addition of a provision to these Articles or the Bylaws of the Corporation permitting, the removal by the shareholders of the Board of Directors, a class of the Board of

Directors or a director without assigning any cause shall not apply to any incumbent director during the balance of the term for which he was elected.

     SEVENTH: The shareholders of the Corporation shall not have the right to cumulate their votes for the election of directors of the Corporation.

     EIGHTH: Subchapters E, F, G and H of Chapter 25 of the Business Corporation Law of 1988 shall not be applicable to the Corporation.

     NINTH: The Board of Directors is authorized to adopt, amend or repeal any term or provision of the Bylaws of the Corporation by a vote of a majority of its members, subject always to the power of the shareholders to adopt, amend or repeal the Bylaws of the Corporation by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation.

     TENTH: In addition to the requirements of (i) law, and (ii) the other provisions of these Articles of Incorporation, as amended, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Corporation entitled to vote shall be required to delete, amend or supplement any term or provision of this Article Ten, Articles Four, Six, Seven, Eight or Nine, or Subparagraph B of Article Five hereof.

     ELEVENTH: Immediately effective upon the filing of the Articles of Amendment dated as of October 29, 1996 in the Department of State of the Commonwealth of Pennsylvania (the "Effective Time"), each share of Class A Common Stock, par value $.0001 per share, and of Class B Common Stock, par value $.0001 per share, outstanding immediately prior to the Effective Time, and each share of Class B Common Stock which immediately prior to the Effective Time is held by the Corporation as treasury stock, automatically and without any action on the part of the holder thereof shall be reclassified as and converted into one-half of a share of Common Stock, par value $.01 per share, subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates that immediately prior to the Effective Time represented outstanding shares of Class A and Class B Common Stock (the "Old Certificates") will be entitled to receive, upon surrender of such Old Certificates to the Corporation for cancellation, a certificate or certificates (the "New Certificate", whether one or more) representing the number of whole shares of the Common Stock into which and for which the shares of the Class A and Class B Common Stock formerly represented by such Old Certificates so surrendered are reclassified under the terms hereof. From and after the Effective Time, Old Certificates shall represent only the right to receive New Certificates (and, where applicable, cash in lieu of fractional shares, as provided below) pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Corporation. In lieu of any such fractional shares of Common Stock, each shareholder with a fractional share will be entitled to receive, upon surrender of Old Certificates to the Corporation for cancellation, an amount in cash equal to the fair market value thereof as determined in good faith by the Board of Directors to be the fair value of one share of Common Stock as of the Effective Time multiplied by such fraction. If more than one Old Certificate shall be surrendered at one time for the account of the same shareholder, the number of full shares of Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. In the event that the Corporation determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Corporation shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of four-fifths of one share of Common Stock. The Old Certificates surrendered for exchange shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Corporation that such taxes are not payable. From and after the Effective Time the amount of capital represented by the shares of the Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be an amount equal to the product of the number of issued and outstanding shares of Common Stock and the One Cent ($.01) par value of each such share.

                                                                      APPENDIX B

                        EDUCATION MANAGEMENT CORPORATION

                              2003 INCENTIVE PLAN

                                   ARTICLE I

                        PURPOSE AND ADOPTION OF THE PLAN

     1.01 PURPOSE. The purpose of the Education Management Corporation 2003 Incentive Plan (hereinafter referred to as the "Plan") is to assist in attracting and retaining highly competent employees, consultants and directors and to act as an incentive in motivating selected officers and other key employees and directors of Education Management Corporation and its Subsidiaries to achieve long-term corporate objectives.

     1.02 ADOPTION AND TERM. The Plan was approved by the Board of Directors of the Company on September 11, 2003 and shall become effective if approved by the shareholders of the Company at the 2003 annual meeting of shareholders (the "Effective Date"). The Plan shall automatically expire on the tenth anniversary of the Effective Date unless terminated earlier by action of the Board; provided, however, the provisions of Articles VII, VIII and IX with respect to performance-based awards to "covered employees" under Section 162(m) of the
Code) shall expire as of the fifth anniversary of the Effective Date.

                                   ARTICLE II

                                  DEFINITIONS

     For the purpose of this Plan, capitalized terms shall have the following meanings:

     2.01 AWARD means (a) any grant to a Participant of one or a combination of Non-Qualified Stock Options or Incentive Stock Options described in Article VI, Stock Appreciation Rights described in Article VI, Restricted Shares and Restricted Units described in Article VII, Performance Awards described in
Article VIII and short-term cash incentive Awards described in Article IX and
(b) any grant to a Non-Employee Director of a Non-Employee Director Award described in Article X.

     2.02 AWARD AGREEMENT means a written agreement between the Company and a Participant or a written acknowledgment from the Company to a Participant specifically setting forth the terms and conditions of an Award granted under the Plan.

     2.03 AWARD PERIOD means, with respect to an Award, the period of time set forth in the Award Agreement during which specified target performance goals must be achieved or other conditions set forth in the Award Agreement must be satisfied.

     2.04 BENEFICIARY means an individual, trust or estate who or which, by a written designation of the Participant filed with the Company or by operation of law, succeeds to the rights and obligations of the Participant under the Plan and the Award Agreement upon the Participant's death.

     2.05  BOARD means the Board of Directors of the Company.

     2.06 CHANGE IN CONTROL means, and shall be deemed to have occurred upon the occurrence of, any one of the following events:

          (a) The acquisition in one or more transactions by any individual, entity (including any employee benefit plan or any trust for an employee benefit plan) or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares or other securities (as defined in Section 3(a)(10) of the Exchange Act) representing 50% or more of either (A) the shares of common stock of the Company (the "Company Common Stock") or (B) the combined voting power of the securities of the Company entitled to vote generally in the election of directors (the "Company Voting Securities"), in each case calculated on a fully-diluted basis in accordance with generally accepted accounting principles after giving effect to the acquisition; provided, however, that none of the following acquisitions shall constitute a Change in Control as defined in this clause (i): (x) any acquisition by any shareholder of the Company immediately prior to the Effective Date (a "Current Shareholder") or any Permitted Transferee (as defined in the Stockholders Agreement among the Company and certain of its shareholders as in effect immediately prior to the Effective Date (the "Stockholders Agreement")) or any group that consists solely of Current Shareholders and Permitted Transferees (a "Permitted Group") or (y) any acquisition by the Company so long as such acquisition does not result in any Person (other than any Current Shareholder, Permitted Transferee or Permitted Group) beneficially owning shares or securities representing 50% or more of either the Company Common Stock or Company Voting Securities; or

          (b) Any election has occurred of persons to the Board that causes two-thirds of the Board to consist of persons other than (i) persons who were members of the Board on the Effective Date and (ii) persons who were nominated for elections as members of the Board at a time when two-thirds of the Board consisted of persons who were members of the Board on the Effective Date; provided, however, that any person nominated for election by a Board at least two-thirds of whom constituted persons described in clauses (i) and/or (ii) or by persons who were themselves nominated by such Board shall, for this purpose, be deemed to have been nominated by a Board composed of persons described in clause (i);

          (c) The shareholder rights plan of the Company is triggered and the Board fails to redeem the rights within the time provided for in the rights agreement;

          (d) Approval by the shareholders of the Company of a reorganization, merger, consolidation or similar transaction (a "Reorganization Transaction"), in each case, unless, immediately following such Reorganization Transaction, more than 50% of, respectively, the outstanding shares of common stock (or similar equity security) of the corporation or other entity resulting from or surviving such Reorganization Transaction and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, in each case calculated on a fully-diluted basis in accordance with generally accepted accounting principles after giving effect to such Reorganization Transaction, is then beneficially owned, directly or indirectly, by the Current Shareholders and Permitted Transferees; or

          (e) Approval by the shareholders of the Company of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation or other entity, with respect to which immediately following such sale or other disposition more than 50% of, respectively, the shares of common stock (or similar equity security) of such corporation or other entity and the combined voting power of the securities of such corporation or other entity entitled to vote generally in the election of directors, in each case calculated on a fully-diluted basis in accordance with generally accepted accounting principles after giving effect to such sale or other disposition, is then beneficially owned, directly or indirectly, by the Current Shareholders and Permitted Transferees.

     2.07 CODE means the Internal Revenue Code of 1986, as amended. References to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

     2.08  COMMITTEE means the Committee defined in Section 3.01.

     2.09 COMPANY means Education Management Corporation, a Pennsylvania corporation, and its successors.

     2.10 COMMON STOCK means Common Stock of the Company, par value $.01 per share.

     2.11 COMPANY VOTING SECURITIES means the combined voting power of all outstanding voting securities of the Company entitled to vote generally in the election of directors to the Board.

     2.12 DATE OF GRANT means the date designated by the Committee as the date as of which it grants an Award, which shall not be earlier than the date on which the Committee approves the granting of such Award.

     2.13 EFFECTIVE DATE shall have the meaning given to such term in Section 1.02.

     2.14  EXCHANGE ACT means the Securities Exchange Act of 1934, as amended.

     2.15 EXERCISE PRICE means, with respect to a Stock Appreciation Right, the amount established by the Committee in the Award Agreement which is to be subtracted from the Fair Market Value on the date of exercise in order to determine the amount of the payment to be made to the Participant, as further described in Section 6.02(b).

     2.16 FAIR MARKET VALUE means, as of any applicable date: (i) if the Common Stock is listed on a national securities exchange or is authorized for quotation on The Nasdaq Stock Market's national Market ("NNM"), the closing price, regular way, of the Common Stock on such exchange or NNM, as the case may be, or if no such reported sale of the Common Stock shall have occurred on such date, on the next preceding date on which there was such a reported sale; or (ii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, the closing bid price as reported by The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), or if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported; or (iii) if the Common Stock is not listed for trading on a national securities exchange or authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market (if applicable), the last reported bid price published in the "pink sheets" or displayed on the National Association of Securities Dealers, Inc. ("NASD") Electronic Bulletin Board, as the case may be; or (iv) if the Common Stock is not listed for trading on a national securities exchange, or is not authorized for quotation on NNM, The Nasdaq Stock Market or The Nasdaq SmallCap Market, or is not published in the "pink sheets" or displayed on the NASD Electronic Bulletin Board, the Fair Market Value of the Common Stock as determined in good faith by the Committee.

     2.17  INCENTIVE STOCK OPTION means a stock option within the meaning of
Section 422 of the Code.

     2.18 LIMITED STOCK APPRECIATION RIGHT means an Award granted in accordance with Section 6.06.

     2.19 MERGER means any merger, reorganization, consolidation, exchange, transfer of assets or other transaction having similar effect involving the Company.

     2.20 NON-EMPLOYEE DIRECTOR means each member of the Board who is not an employee of the Company.

     2.21  NON-EMPLOYEE DIRECTOR AWARDS means Awards granted in accordance with
Article X.

     2.22 NON-QUALIFIED STOCK OPTION means a stock option which is not an Incentive Stock Option.

     2.23 OPTIONS means all Non-Qualified Stock Options and Incentive Stock Options granted at any time under the Plan.

     2.24 ORIGINAL OPTION shall have the meaning given to such term in Section 6.07.

     2.25 OUTSTANDING COMMON STOCK means, at any time, the issued and outstanding shares of Common Stock.

     2.26 PARTICIPANT means a person designated to receive an Award under the Plan in accordance with Section 5.01 and, solely to the extent provided in
Article X of the Plan, any Non-Employee Directors of the Company.

     2.27  PERFORMANCE AWARDS means Awards granted in accordance with Article
VIII.

     2.28 PERFORMANCE GOALS means any of the following (in absolute terms or relative to one or more other companies or indices): economic value added (EVA(R)), operating income, return on stockholders' equity, stock price appreciation, earnings before interest, taxes, depreciation and amortization, cash flow, sales growth, margin improvement, income before taxes (IBT), IBT margin, return on investment, return on invested assets, working capital performance, earnings per share, growth in earnings per share, expense targets, productivity targets or ratios, student placement rates, average starting salary for graduates and new student enrollment goals for new programs and new concentrations.

     2.29 PLAN means the Education Management Corporation 2003 Incentive Plan as described herein, as the same may be amended from time to time.

     2.30 PURCHASE PRICE, with respect to Options, shall have the meaning set forth in Section 6.01(b).

     2.31  RELOAD OPTION shall have the meaning given to such term in Section
6.07.

     2.32 RESTRICTED SHARES means Common Stock subject to restrictions imposed in connection with Awards granted under Article VII.

     2.23 RESTRICTED UNIT means units representing the right to receive Common Stock in the future subject to restrictions imposed in connection with Awards granted under Article VIII.

     2.34 RETIREMENT means early or normal retirement under a pension plan or arrangement of the Company or one of its Subsidiaries in which the Participant participates.

     2.35  STOCK APPRECIATION RIGHTS means Awards granted in accordance with
Section 6.02.

     2.36 STOCK UNIT means an Award consisting of the right to receive shares of Common Stock in the future.

     2.37  SUBSIDIARY means a subsidiary of the Company within the meaning of
Section 424(f) of the Code.

     2.38 TERMINATION OF EMPLOYMENT means the voluntary or involuntary termination of a Participant's employment with the Company or a Subsidiary for any reason, including death, disability, retirement or as the result of the divestiture of the Participant's employer or any similar transaction in which the Participant's employer ceases to be the Company or one of its Subsidiaries. Whether entering military or other government service shall constitute Termination of Employment, or whether a Termination of Employment shall occur as a result of disability, shall be determined in each case by the Committee in its sole discretion.

                                  ARTICLE III

                                 ADMINISTRATION

     3.01 COMMITTEE. The Plan shall be administered by a committee of the Board ("Committee") comprised of at least two persons. The Committee shall have exclusive and final authority in each determination, interpretation or other action affecting the Plan and its Participants. The Committee shall have the sole discretionary authority to interpret the Plan, to establish and modify administrative rules for the Plan, to impose such conditions and restrictions on Awards as it determines appropriate, and to take such steps in connection with the Plan and Awards granted hereunder as it may deem necessary or advisable. The Committee may, subject to compliance with applicable legal requirements, with respect to Participants who are not subject to Section 16(b) of the Exchange Act, delegate such of its powers and authority under the Plan as it deems appropriate to designated officers or employees of the Company. In addition, the Board may exercise any of the authority conferred upon the Committee hereunder. In the event of such delegation of authority or exercise of authority by the Board, references in the Plan to the Committee shall be deemed to refer to the delegate of the Committee or the Board, as the case may be.

     3.02 INDEMNIFICATION. Each person who is or shall have been a member of the Board, or a Committee appointed by the Board, or an officer of the Company to whom authority was delegated in accordance with the Plan shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company's approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf; provided, however, that the foregoing indemnification shall not apply to any loss, cost, liability, or expense that is a result of his or her own willful misconduct. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or Bylaws, conferred in a separate agreement with the Company, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

                                   ARTICLE IV

                                     SHARES

     4.01 NUMBER OF SHARES ISSUABLE. The total number of shares authorized to be issued under the Plan shall be 2,700,000 shares of Common Stock. The number of shares available for issuance under the Plan shall be further subject to adjustment in accordance with Section 11.07. Notwithstanding any contrary provision of this Plan, no more than 20% of the aggregate shares of Common Stock authorized for issuance under the Plan shall be granted in the form of Restricted Shares, Restricted Units or Performance Awards. The shares to be offered under the Plan shall be authorized and unissued Common Stock, or issued Common Stock which shall have been reacquired by the Company. Options in respect of no more than 2,700,00 shares shall be issued as Incentive Stock Options. Shares issued pursuant to Section 11.07(c) shall not be counted against the number of shares remaining available for issuance under the Plan.

     4.02 SHARES SUBJECT TO TERMINATED AWARDS. Common Stock covered by any unexercised portions of terminated Options (including canceled Options) granted under Article VI, Common Stock forfeited as provided in Section 7.02(a) and Common Stock subject to any Awards which are otherwise surrendered by the Participant may again be subject to new Awards under the Plan. Shares of Common Stock surrendered to or withheld by the Company in payment or satisfaction of the Purchase Price of an Option or tax withholding obligation with respect to an Award shall be available for the grant of new Awards under the Plan. Common Stock subject to Options, or portions thereof, which have been surrendered in connection with the exercise of Stock Appreciation Rights shall not be available for subsequent Awards under the Plan, but Common Stock issued in payment of such Stock Appreciation Rights shall not be charged against the number of shares of Common Stock available for the grant of Awards hereunder.

                                   ARTICLE V

                                 PARTICIPATION

     5.01 ELIGIBLE PARTICIPANTS. Participants in the Plan shall be such officers and other key employees, consultants and directors of the Company and its Subsidiaries as the Committee, in its sole discretion, may designate from time to time. The Committee's designation of a Participant in any year shall not require the Committee to designate such person to receive Awards or grants in any other year. The designation of a Participant to receive awards or grants under one portion of the Plan does not require the Committee to include such Participant under other portions of the Plan. The Committee shall consider such factors as it deems pertinent in selecting Participants and in determining the type and amount of their respective Awards. Subject to adjustment in accordance with Section 11.07, during the term of this Plan, no Participant shall be granted Awards in respect of more than 500,000 shares of Common Stock (whether through grants of Options or Stock Appreciation Rights or other grants of Common Stock or rights with respect thereto) and $2,000,000 in cash in any calendar year. Non-Employee Directors shall receive Non-Employee Director Awards in accordance with Article X of the Plan, the provisions of which are automatic and non-discretionary in operation. Non-Employee Directors shall not be eligible to receive any other Awards under the Plan. Persons who are members of the board of directors or the board of trustees of a Subsidiary shall be eligible to receive grants of Options but shall not be eligible to receive any other Awards under the Plan.

                                   ARTICLE VI

                  STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

     6.01  OPTION AWARDS.

          (a) The Committee may grant, to such Participants as the Committee may select, Options entitling the Participant to purchase shares of Common Stock from the Company in such number, at such price, and on such terms and subject to such conditions, not inconsistent with the terms of this Plan, as may be established by the Committee. The terms of any Option granted under this Plan shall be set forth in an Award Agreement.

          (b) PURCHASE PRICE OF OPTIONS. The Purchase Price of each share of Common Stock which may be purchased upon exercise of any Option granted under the Plan shall be determined by the Committee; provided, however, that the Purchase Price shall in all cases be equal to or greater than the Fair Market Value on the Date of Grant. Except for adjustments pursuant to
     Section 11.07 (relating to the adjustment of shares) or any action approved by the shareholders of the Company, the Purchase Price for any outstanding Option granted under the Plan may not be decreased after the Date of Grant nor may an outstanding Option be otherwise modified or surrendered to the Company in a manner or under circumstances that would be treated as a "modification that would reduce the exercise price" of such outstanding Option for financial accounting purposes.

          (c) DESIGNATION OF OPTIONS. Except as otherwise expressly provided in the Plan, the Committee may designate, at the time of the grant of each Option, the Option as an Incentive Stock Option or a Non-Qualified Stock Option.

          (d) INCENTIVE STOCK OPTION SHARE LIMITATION. No Participant may be granted Incentive Stock Options under the Plan (or any other plans of the Company and its Subsidiaries) which would result in shares with an aggregate Fair Market Value (measured on the Date of Grant) of more than $100,000 first becoming exercisable in any one calendar year.

          (e) RIGHTS AS A SHAREHOLDER. A Participant or a transferee of an Option pursuant to Section 11.04 shall have no rights as a shareholder with respect to Common Stock covered by an Option until the Participant or transferee shall have become the holder of record of any such shares, and no adjustment shall be made for dividends in cash or other property or distributions or other rights with respect to any such Common Stock for which the record date is prior to the date on which the Participant or a transferee of the Option shall have become the holder of record of any such shares covered by the Option; provided, however, that Participants are entitled to share adjustments to reflect capital changes under Section 11.07.

     6.02  STOCK APPRECIATION RIGHTS.

          (a) STOCK APPRECIATION RIGHT AWARDS. The Committee is authorized to grant to any Participant one or more Stock Appreciation Rights. Such Stock Appreciation Rights may be granted either independent of or in tandem with Options granted to the same Participant. Stock Appreciation Rights granted in tandem with Options may be granted simultaneously with, or, in the case of Non-Qualified Stock Options, subsequent to, the grant to such Participant of the related Option; provided, however, that: (i) any Option covering any share of Common Stock shall expire and not be exercisable upon the exercise of any Stock Appreciation Right with respect to the same share, (ii) any Stock Appreciation Right covering any share of Common Stock shall expire and not be exercisable upon the exercise of any related Option with respect to the same share, and (iii) an Option and Stock Appreciation Right covering the same share of Common Stock may not be exercised simultaneously. Upon exercise of a Stock Appreciation Right with respect to a share of Common Stock, the Participant shall be entitled to receive an amount equal to the excess, if any, of (A) the Fair Market Value of a share of Common Stock on the date of exercise over (B) the Exercise Price of such Stock Appreciation Right established in the Award Agreement, which amount shall be payable as provided in Section 6.02(c).

          (b) EXERCISE PRICE. The Exercise Price established under any Stock Appreciation Right granted under this Plan shall be determined by the Committee, but in the case of Stock Appreciation Rights granted in tandem with Options shall not be less than the Purchase Price of the related Option. Upon exercise of Stock Appreciation Rights, the number of shares subject to exercise under any related Option shall automatically be reduced by the number of shares of Common Stock represented by the Option or portion thereof which are surrendered as a result of the exercise of such Stock Appreciation Rights.

          (c) PAYMENT OF INCREMENTAL VALUE. Any payment which may become due from the Company by reason of a Participant's exercise of a Stock Appreciation Right may be paid to the Participant as determined by the Committee (i) all in cash, (ii) all in Common Stock, or (iii) in any combination of cash and Common Stock. In the event that all or a portion of the payment is made in Common Stock, the number of shares of Common Stock delivered in satisfaction of such payment shall be determined by dividing the amount of such payment or portion thereof by the Fair Market Value on the Exercise Date. No fractional share of Common Stock shall be issued to make any payment in respect of Stock Appreciation Rights; if any fractional share would be issuable, the combination of cash and Common Stock payable to the Participant shall be adjusted as directed by the Committee to avoid the issuance of any fractional share.

     6.03  TERMS OF STOCK OPTIONS AND STOCK APPRECIATION RIGHTS.

          (a) CONDITIONS ON EXERCISE. An Award Agreement with respect to Options and/or Stock Appreciation Rights may contain such waiting periods, exercise dates and restrictions on exercise (including, but not limited to, periodic installments) as may be determined by the Committee at the time of grant.

          (b) DURATION OF OPTIONS AND STOCK APPRECIATION RIGHTS. Options and Stock Appreciation Rights shall terminate after the first to occur of the following events:

             (i) Expiration of the Option or Stock Appreciation Right as provided in the Award Agreement; or

             (ii) Termination of the Award as provided in Section 6.03(e), following the Participant's Termination of Employment; or

             (iii) Ten years from the Date of Grant of the Option or Stock Appreciation Right; or

             (iv) Solely in the case of a Stock Appreciation Right granted in tandem with an Option, upon the expiration of the related Option.

          (c) ACCELERATION OF EXERCISE TIME. The Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable at any time after the Date of Grant, to permit the exercise of any Option or Stock Appreciation Right prior to the time such Option or Stock Appreciation Right would otherwise become exercisable under the terms of the Award Agreement.

          (d) EXTENSION OF EXERCISE TIME. In addition to the extensions permitted under Section 6.03(e) in the event of Termination of Employment, the Committee, in its sole discretion, shall have the right (but shall not in any case be obligated), exercisable on or at any time after the Date of Grant, to permit any Option or Stock Appreciation Right granted under this Plan to be exercised after its expiration date described in Section 6.03(e), subject, however, to the limitations described in Section 6.03(b)(i), (iii), and (iv).

          (e) EXERCISE OF OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

             (i) TERMINATION OF VESTED OPTIONS AND STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT.

                (A) TERMINATION. In the event of Termination of Employment of a Participant other than by reason of death, disability or Retirement, the right of the Participant to exercise the Option or Stock Appreciation Right under the Plan shall terminate on the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d).

                (B) DISABILITY OR RETIREMENT. In the event of a Participant's Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.03(e)(ii)) shall terminate one year after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv). Notwithstanding the foregoing, with respect to any Options and Stock Appreciation Rights granted on or after the date of the Company's 2001 Annual Meeting of Shareholders, in the event of a Participant's Termination of Employment by reason of disability or Retirement, the right of the Participant to exercise the Options or Stock Appreciation Rights which he or she was entitled to exercise upon Termination of Employment (or which became exercisable at a later date pursuant to Section 6.03(e)(ii)) shall terminate three years after the date of such Termination of Employment, unless the exercise period is extended by the Committee in accordance with Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

                (C) DEATH. In the event of the death of a Participant while employed by the Company or a Subsidiary or within the additional period of time from the date of the Participant's Termination of Employment and prior to the expiration of the Option or Stock Appreciation Right as may be permitted in Section 6.03(e)(i)(B) or
           Section 6.03(d) above, to the extent the right to exercise the Option or Stock Appreciation Right accrued as of the date of such Termination of Employment and did not expire during such additional period and prior to the Participant's death, the right of the Participant's Beneficiary to exercise the Option or Stock Appreciation Right under the Plan shall terminate upon the expiration of one year from the date of the Participant's death (but in no event more than one year from the date of the Participant's Termination of Employment by reason of disability or retirement), unless the exercise period is extended by the Committee in accordance with
           Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv). Notwithstanding the foregoing, with respect to any Options and Stock Appreciation Rights granted on or after the date of the Company's 2001 Annual Meeting of Shareholders, in the event of a death of a Participant while employed by the Company or a Subsidiary or within the additional period of time form the date of the Participant's Termination of Employment and prior to the expiration of the Options or Stock Appreciation Rights as permitted in Section 6.03(e)(i)(B) or
           Section 6.03(d) above, to the extent the right to exercise the Options or Stock Appreciation Rights accrued as of the date of death, the right of the Participant's Beneficiary to exercise the Options or Stock Appreciation Rights shall terminate upon the expiration of three years from the date of the Participant's death (but in no event more than three years from the date of the Participant's Termination of Employment by reason of disability or retirement), unless the exercise period is extended by the Committee in accordance with
           Section 6.03(d). In no event, however, may any Option or Stock Appreciation Right be exercised later than the date of expiration of the Option determined pursuant to Section 6.03(b)(i), (iii) or (iv).

             (ii) TERMINATION OF UNVESTED OPTIONS OR STOCK APPRECIATION RIGHTS UPON TERMINATION OF EMPLOYMENT. Subject to Section 6.03(c), to the extent the right to exercise an Option or a Stock Appreciation Right, or any portion thereof, has not accrued as of the date of Termination of Employment, such right shall expire at the date of such Termination of Employment. Notwithstanding the foregoing, the Committee, within its discretion and under such terms as it deems appropriate, may permit a Participant who terminates employment by reason of Retirement and who will continue to render significant services to the Company or one of its Subsidiaries after his or her Termination of Employment, to continue vesting in his or her Options and Stock Appreciation Rights during the period in which the individual continues to render such services.

     6.04  EXERCISE PROCEDURES.

          (a) IN GENERAL. Each Option and Stock Appreciation Right granted under the Plan shall be exercised by written notice to the Company which must be received by the officer or employee of the Company designated in the Award Agreement on or before the close of business on the expiration date of the Award. The Purchase Price of shares purchased upon exercise of an Option granted under the Plan shall be paid in full in cash by the Participant pursuant to the Award Agreement; provided, however, that the Committee may (but shall not be required to) permit payment to be made by delivery to the Company of either (a) Common Stock (which may include Restricted Shares or shares otherwise issuable in connection with the exercise of the Option, subject to such rules as the Committee deems appropriate) or (b) any combination of cash and Common Stock, or (c) such other consideration as the Committee deems appropriate and in compliance with applicable law (including payment in accordance with a cashless exercise program under which, if so instructed by the Participant, Common Stock may be issued directly to the Participant's broker or dealer upon receipt of an irrevocable written notice of exercise from the Participant). In the event that any Common Stock shall be transferred to the Company to satisfy all or any part of the Purchase Price, the part of the Purchase Price deemed to have been satisfied by such transfer of Common Stock shall be equal to the product derived by multiplying the Fair Market Value as of the date of exercise times the number of shares of Common Stock transferred to the Company. The Participant may not transfer to the Company in satisfaction of the Purchase Price any fractional share of Common Stock. Any part of the Purchase Price paid in cash upon the exercise of any Option shall be added to the general funds of the Company and may be used for any proper corporate purpose. Unless the Committee shall otherwise determine, any Common Stock transferred to the Company as payment of all or part of the Purchase Price upon the exercise of any Option shall be held as treasury shares.

          (b) DEFERRED DELIVERY OF OPTION SHARES. In lieu of exercising an Option for the immediate delivery of the underlying shares of Common Stock, a Participant shall have the right, in accordance with procedures established by the Committee, to elect to receive Stock Units which do not reflect current ownership of shares of Common Stock, but rather the right to receive delivery of shares at a later date. Upon such an exercise of an Option, a book account maintained by the Company for the Participant shall be credited with the shares of Common Stock otherwise issuable upon the exercise. The number of shares of Common Stock credited to the account shall be delivered to the Participant at a later date specified by the Participant at the time of the election. During the deferral period, in the discretion of the Committee, either (i) the account shall be credited with additional Stock Units reflecting the dividends that would have been received on the Stock Units if those dividends were reinvested in additional shares of Common Stock or (ii) the deemed dividends shall be paid to the Participant currently in cash. During the deferral period, the Company's obligation to the Participant shall be an unfunded, unsecured promise to deliver shares of Common Stock at the end of the deferral period.

     6.05 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Options outstanding on the date of such Change in Control, and all Stock Appreciation Rights shall become immediately and fully exercisable. The provisions of this
Section 6.05 shall not be applicable to any Options or Stock Appreciation Rights granted to a Participant if any Change in Control results from such Participant's beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of Common Stock or Company Voting Securities.

     6.06 LIMITED STOCK APPRECIATION RIGHTS. Limited Stock Appreciation Rights may be granted independent of or in tandem with Options and shall be exercisable by the Participant for a period of sixty (60) days following the occurrence of a Change in Control. Upon the exercise of a Limited Stock Appreciation Right, the Participant shall be entitled to receive from the Company in exchange therefor cash in the amount equal to the excess of the value on the date of exercise of the number of shares of Common Stock subject to the Limited Stock Appreciation Rights being exercised over the Exercise Price of such Limited Stock Appreciation Right. For this purpose, the value of Common Stock shall be the highest Fair Market Value of the Common Stock during the period beginning on the 90th day prior to the date on which the Limited Stock Appreciation Rights are exercised and ending on such date. The date of exercise of Limited Stock Appreciation Rights shall be determined under procedures established by the Committee, and payment under this Section 6.06 shall be made by the Company as soon as practicable after the date of exercise. To the extent that any Option in tandem with which the Limited Stock Appreciation Rights shall have been granted is exercised, cancelled, terminates or expires, the Limited Stock Appreciation Rights shall be cancelled. Subject to the foregoing provisions of this Section
6.06 and the other provisions of the Plan, Limited Stock Appreciation Rights granted under the Plan shall be subject to such other terms and conditions as shall be determined by the Committee, in its discretion, and set forth in the applicable Award Agreement.

     6.07 RELOAD OPTIONS. With respect to any Option (an "Original Option"), the Committee shall have the authority to specify, at or after the time of grant of such Original Option, that, subject to the availability of shares of Common Stock under the Plan, a Participant shall be granted a new option (referred to as a "Reload Option") in the event (i) such Participant exercises all or a part of such Original Option by surrendering previously acquired shares of Common Stock in full or partial payment of the Purchase Price under such Original Option, and/or (ii) a Participant's withholding tax obligation with respect to the exercise of an Original Option is satisfied in whole or in part by the delivery of previously acquired shares of Common Stock by the Participant to the Company or the withholding of shares of Common Stock from the shares otherwise issuable to the Participant upon the exercise of the Original Option. Each such Reload Option shall cover a number of shares of Common Stock equal to the number of shares of Common Stock surrendered in payment of the Purchase Price under such Original Option and/or surrendered or withheld to pay withholding taxes with respect to such Original Option. Each such Reload Option shall have a Purchase Price per share of Common Stock equal to the Fair Market Value of the Common Stock on the date of exercise of the Original Option in respect of which the Reload Option was granted and shall expire on the stated expiration date of the Original Option. A Reload Option shall be exercisable at any time and from time to time from and after the Date of Grant of such Reload Option, subject to such restrictions on exercisability as may be imposed in the discretion of the Committee. Any Reload Option may provide for the grant, when exercised, of subsequent Reload Options to the extent and upon such terms and conditions, consistent with this Section 6.07, as the Committee in its sole discretion shall specify at or after the time of grant of such Reload Option. A Reload Option shall contain such other terms and conditions, which may include a restriction on the transferability of the shares of Common Stock received upon exercise of the Reload Option, as the Committee in its sole discretion shall deem desirable and which may be set forth in rules or guidelines adopted by the Committee or in the Award Agreements evidencing the Reload Options.

                                  ARTICLE VII

                     RESTRICTED SHARES AND RESTRICTED UNITS

     7.01 RESTRICTED SHARE AND RESTRICTED UNIT AWARDS. The Committee may grant to any Participant a Restricted Share Award consisting of such number of shares of Common Stock on such terms, conditions and restrictions, whether based on performance standards, periods of service, retention by the Participant of ownership of specified shares of Common Stock or other criteria, as the Committee shall establish. The Committee may also grant Restricted Stock Units representing the right to receive shares of Common Stock in the future subject to the achievement of one or more goals relating to the completion of service by the Participant and/or the achievement of performance or other objectives. With respect to performance-based Awards of Restricted Shares or Restricted Units intended to qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m) of the Code, performance targets will consist of specified levels of one or more of the Performance Goals. The terms of any Restricted Share and Restricted Unit Awards granted under this Plan shall be set forth in an Award Agreement which shall contain provisions determined by the Committee and not inconsistent with this Plan.

          (A) ISSUANCE OF RESTRICTED SHARES. As soon as practicable after the Date of Grant of a Restricted Share Award by the Committee, the Company shall cause to be transferred on the books of the Company or its agent, shares of Common Stock, registered on behalf of the Participant, evidencing the Restricted Shares covered by the Award, subject to forfeiture to the Company as of the Date of Grant if an Award Agreement with respect to the Restricted Shares covered by the Award is not duly executed by the Participant and timely returned to the Company. All shares of Common Stock covered by Awards under this Article VII shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Shares the share certificates representing such Restricted Shares may be held in custody by the Company, its designee, or, if the certificates bear a restrictive legend, by the Participant. Upon the lapse or release of all restrictions with respect to an Award as described in Section 7.01(d), one or more share certificates, registered in the name of the Participant, for an appropriate number of shares as provided in Section 7.01(d), free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant.

          (B) STOCKHOLDER RIGHTS. Beginning on the Date of Grant of a Restricted Share Award and subject to execution of the related Award Agreement as provided in Section 7.01(a), and except as otherwise provided in such Award Agreement, the Participant shall become a stockholder of the Company with respect to all shares subject to the Award Agreement and shall have all of the rights of a stockholder, including, but not limited to, the right to vote such shares and the right to receive dividends; provided, however, that any shares of Common Stock distributed as a dividend or otherwise with respect to any Restricted Shares as to which the restrictions have not yet lapsed, shall be subject to the same restrictions as such Restricted Shares and held or restricted as provided in Section 7.01(a).

          (C) RESTRICTION ON TRANSFERABILITY. None of the Restricted Shares may be assigned or transferred (other than by will or the laws of descent and distribution or to an inter vivos trust with respect to which the Participant is treated as the owner under Sections 671 through 677 of the
     Code), pledged or sold prior to the lapse of the restrictions applicable thereto.

          (D) DELIVERY OF SHARES UPON VESTING. Upon expiration or earlier termination of the forfeiture period without a forfeiture and the satisfaction of or release from any other conditions prescribed by the Committee, or at such earlier time as provided under the provisions of
     Section 7.03, the restrictions applicable to the Restricted Shares shall lapse. As promptly as administratively feasible thereafter, subject to the requirements of Section 11.05, the Company shall deliver to the Participant or, in case of the Participant's death, to the Participant's Beneficiary, one or more share certificates for the appropriate number of shares of Common Stock, free of all such restrictions, except for any restrictions that may be imposed by law.

     7.02  TERMS OF RESTRICTED SHARES.

          (A) FORFEITURE OF RESTRICTED SHARES. Subject to Sections 7.02(b) and 7.03, Restricted Shares shall be forfeited and returned to the Company and all rights of the Participant with respect to such Restricted Shares shall terminate unless the Participant continues in the service of the Company or a Subsidiary until the expiration of the forfeiture period for such Restricted Shares and satisfies any and all other conditions set forth in the Award Agreement. The Committee shall determine the forfeiture period (which may, but need not, lapse in installments) and any other terms and conditions applicable with respect to any Restricted Share Award.

          (B) WAIVER OF FORFEITURE PERIOD. Notwithstanding anything contained in this Article VII to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Shares) as the Committee shall deem appropriate.

     7.03 RESTRICTED STOCK UNITS. Restricted Unit Awards shall be subject to the restrictions, terms and conditions contained in the Plan and the applicable Award Agreements entered into by the appropriate Participants. Until the lapse or release of all restrictions applicable to an Award of Restricted Units, no shares of Common Stock shall be issued in respect of such Awards and no Participant shall have any rights as a stockholder of the Company with respect to the shares of Common Stock covered by such Restricted Unit Award. Upon the lapse or release of all restrictions with respect to a Restricted Unit Award or at a later date if distribution has been deferred, one or more share certificates, registered in the name of the Participant, for an appropriate number of shares, free of any restrictions set forth in the Plan and the related Award Agreement shall be delivered to the Participant. A Participant's Restricted Unit Award shall not be contingent on any payment by or consideration from the Participant other than the rendering of services. Notwithstanding anything contained in this Section 7.03 to the contrary, the Committee may, in its sole discretion, waive the forfeiture period and any other conditions set forth in any Award Agreement under appropriate circumstances (including the death, Permanent Disability or Retirement of the Participant or a material change in circumstances arising after the date of an Award) and subject to such terms and conditions (including forfeiture of a proportionate number of the Restricted Units) as the Committee shall deem appropriate.

     7.03 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all restrictions applicable to the Restricted Share and Restricted Unit Awards shall terminate fully and the Participant shall immediately have the right to the delivery of share certificate or certificates for such shares in accordance with
Section 7.01(d).

                                  ARTICLE VIII

                               PERFORMANCE AWARDS

     8.01  PERFORMANCE AWARDS.

          (a) AWARD PERIODS AND CALCULATIONS OF POTENTIAL INCENTIVE AMOUNTS. The Committee may grant Performance Awards to Participants. A Performance Award shall consist of the right to receive a payment (measured by the Fair Market Value of a specified number of shares of Common Stock, increases in such Fair Market Value during the Award Period and/or a fixed cash amount) contingent upon the extent to which certain predetermined performance targets have been met during an Award Period. Performance Awards may be made in conjunction with, or in addition to, Restricted Share and Restricted Unit Awards made under Article VII. The Award Period shall be two or more fiscal or calendar years as determined by the Committee. The Committee, in its discretion and under such terms as it deems appropriate, may permit newly eligible employees, such as those who are promoted or newly hired, to receive Performance Awards after an Award Period has commenced.

          (b) PERFORMANCE TARGETS. The performance targets may include such goals related to the performance of the Company and/or the performance of a Participant as may be established by the Committee in its discretion. In the case of Performance Awards intended to qualify for deductibility under
     Section 162(m) of the Code, the targets will include specified levels of one or more of the Performance Goals. The performance targets established by the Committee may vary for different Award Periods and need not be the same for each Participant receiving a Performance Award in an Award Period. Except to the extent inconsistent with the performance-based compensation exception under Section 162(m) of the Code, in the case of Performance Awards granted to employees to whom such section is applicable, the Committee, in its discretion, but only under extraordinary circumstances as determined by the Committee, may change any prior determination of performance targets for any Award Period at any time prior to the final determination of the Award when events or transactions occur to cause the performance targets to be an inappropriate measure of achievement.

          (c) EARNING PERFORMANCE AWARDS. The Committee, at or as soon as practicable after the Date of Grant, shall prescribe a formula to determine the percentage of the Performance Award to be earned based upon the degree of attainment of performance targets.

          (d) PAYMENT OF EARNED PERFORMANCE AWARDS. Payments of earned Performance Awards shall be made in cash or Common Stock, or a combination of cash and Common Stock, in the discretion of the Committee. The Committee, in its sole discretion, may define such terms and conditions with respect to the payment of earned Performance Awards as it may deem desirable.

     8.02  TERMS OF PERFORMANCE AWARDS.

          (a) TERMINATION OF EMPLOYMENT. Unless otherwise provided below or in
     Section 8.03, in the case of a Participant's Termination of Employment prior to the end of an Award Period, the Participant will not have earned any Performance Awards

          (b) RETIREMENT. If a Participant's Termination of Employment is because of Retirement prior to the end of an Award Period, the Participant will not be paid any Performance Awards, unless the Committee, in its sole and exclusive discretion, determines that an Award should be paid. In such a case, the Participant shall be entitled to receive a pro-rata portion of his or her Award as determined under Subsection (d).

          (c) DEATH OR DISABILITY. If a Participant's Termination of Employment is due to death or disability (as determined in the sole and exclusive discretion of the Committee) prior to the end of an Award Period, the Participant or the Participant's personal representative shall be entitled to receive a pro-rata share of his or her Award as determined under Subsection (d).

          (d) PRO-RATA PAYMENT. The amount of any payment made to a Participant whose employment is terminated by retirement, death or disability (under circumstances described in Subsections (b) and (c)) will be the amount determined by multiplying the amount of the Performance Award which would have been earned, determined at the end of the Award Period, had such employment not been terminated, by a fraction, the numerator of which is the number of whole months such Participant was employed during the Award Period, and the denominator of which is the total number of months of the Award Period. Any such payment made to a Participant whose employment is terminated prior to the end of an Award Period under this Section 8.02 shall be made at the end of the respective Award Period, unless otherwise determined by the Committee in its sole discretion. Any partial payment previously made or credited to a deferred account for the benefit of a Participant as provided under Section 8.01(d) of the Plan shall be subtracted from the amount otherwise determined as payable as provided in this Section.

          (e) OTHER EVENTS. Notwithstanding anything to the contrary in this
     Article VIII, the Committee may, in its sole and exclusive discretion, determine to pay all or any portion of a Performance Award to a Participant who has terminated employment prior to the end of an Award Period under certain circumstances (including the death, disability or retirement of the Participant or a material change in circumstances arising after the Date of Grant) and subject to such terms and conditions as the Committee shall deem appropriate.

     8.03 CHANGE IN CONTROL. Unless otherwise provided by the Committee in the applicable Award Agreement, in the event of a Change in Control, all Performance Awards for all Award Periods shall immediately become fully payable to all Participants and shall be paid to Participants within 30 days after such Change in Control.

                                   ARTICLE IX

                        SHORT-TERM CASH INCENTIVE AWARDS

     9.01 ELIGIBILITY. This Article IX is a limited purpose provision that shall apply only in the event the Committee deems it appropriate that the Company's short-term cash incentives for executive officers of the Company who are from time to time determined by the Committee to be "covered employees" for purposes of Section 162(m) of the Code qualify for deductibility under the "performance-based" compensation exception contained in Section 162(m).

     9.02  AWARDS.

          (A) PERFORMANCE TARGETS. For each fiscal year of the Company with respect to which the Committee determines this Article IX to be in effect, the Committee shall establish objective performance targets based on specified levels of one or more of the Performance Goals. Such performance targets shall be established by the Committee on a timely basis to ensure that the targets are considered "pre-established" for purposes of Section 162(m) of the Code.

          (B) AMOUNTS OF AWARDS. In conjunction with the establishment of performance targets for a fiscal year, the Committee shall adopt an objective formula (on the basis of percentages of Participants' salaries, shares in a bonus pool or otherwise) for computing the respective amounts payable under the Plan to Participants if and to the extent that the performance targets are attained. Such formula shall comply with the requirements applicable to performance-based compensation plans under
     Section 162(m) of the Code and, to the extent based on percentages of a bonus pool, such percentages shall not exceed 100% in the aggregate.

          (C) PAYMENT OF AWARDS. Awards will be payable to Participants in cash each year upon prior written certification by the Committee of attainment of the specified performance targets for the preceding fiscal year.

          (D) NEGATIVE DISCRETION. Notwithstanding the attainment by the Company of the specified performance targets, the Committee shall have the discretion, which need not be exercised uniformly among the Participants, to reduce or eliminate the award that would be otherwise paid.

          (E) GUIDELINES. The Committee may adopt from time to time written policies for its implementation of this Article IX. Such guidelines shall reflect the intention of the Company that all payments hereunder qualify as performance-based compensation under Section 162(m) of the Code.

     9.03 NON-EXCLUSIVE ARRANGEMENT. The adoption and operation of this Article IX shall not preclude the Board or the Committee from approving other short-term incentive compensation arrangements for the benefit of individuals who are Participants hereunder as the Board or Committee, as the case may be, deems appropriate and in the best interests of the Company.

                                   ARTICLE X

                          NON-EMPLOYEE DIRECTOR AWARDS

     10.01 GRANT OF NON-EMPLOYEE DIRECTOR AWARDS. Each person whose initial election or appointment as a Non-Employee Director occurs after the Effective Date shall be granted as of the date of such election or appointment an Option to purchase 15,000 shares of Common Stock. If a Board member who is an employee of the Company or a Subsidiary retires as an employee but continues to serve on the Board after such retirement, such person may receive an initial Option grant for service as a Non-Employee Director on such terms and conditions as the Board shall determine. Each person whose term as a Non-Employee Director continues after the date of each annual meeting of shareholders of the Company, commencing with the initial annual meeting after the Effective Date and continuing until the date this Plan terminates, shall as of the date of each such annual meeting of shareholders be granted an Option to purchase 5,000 shares of Common Stock. The exercise price for such Options shall be the Fair Market Value on the Date of Grant of the shares subject to the Option. All such Options shall be designated as Non-Qualified Stock Options and shall have a ten year term. Such Options shall vest and become exercisable in equal installments on the first and second anniversaries of the Date of Grant, except that, in the event of a Change in Control, all outstanding Non-Employee Director Awards shall be immediately vested and exercisable.

     10.02 TERMINATION OF SERVICE AND OTHER TERMS. Unless otherwise specified in the applicable Award Agreement, if a Non-Employee Director's service with the Company terminates by reason of death or disability, any Award held by such Non-Employee Director may be exercised for a period of one year from the date of such termination or until the expiration of the Award, whichever is shorter. Unless otherwise specified in the applicable Award Agreement, if a Non-Employee Director's service with the Company terminates other than by reason of death or disability, under mutually satisfactory conditions, any Award held by such Non-Employee Director shall expire on the date of such termination. All applicable provisions of the Plan not inconsistent with this Article X shall apply to Awards granted to Non-Employee Directors; provided, however, that the Committee may not exercise discretion under any provision of the Plan with respect to Awards granted under this Article X except to the extent expressly provided herein.

                                   ARTICLE XI

             TERMS APPLICABLE TO ALL AWARDS GRANTED UNDER THE PLAN

     11.01 PLAN PROVISIONS CONTROL AWARD TERMS. The terms of the Plan shall govern all Awards granted under the Plan, and in no event shall the Committee have the power to grant any Award under the Plan which is contrary to any of the provisions of the Plan. In the event any provision of any Award granted under the Plan shall conflict with any term in the Plan as constituted on the Date of Grant of such Award, the term in the Plan as constituted on the Date of Grant of such Award shall control. Except as provided in Section 11.03 and Section 11.07, the terms of any Award granted under the Plan may not be changed after the Date of Grant of such Award so as to materially decrease the value of the Award without the express written approval of the holder.

     11.02 AWARD AGREEMENT. No person shall have any rights under any Award granted under the Plan unless and until the Company and the Participant to whom such Award shall have been granted shall have executed and delivered an Award Agreement or received any other Award acknowledgment authorized by the Committee expressly granting the Award to such person and containing provisions setting forth the terms of the Award.

     11.03 MODIFICATION OF AWARD AFTER GRANT. No Award granted under the Plan to a Participant may be modified (unless such modification does not materially decrease the value of the Award) after the Date of Grant except by express written agreement between the Company and the Participant, provided that any such change (a) shall not be inconsistent with the terms of the Plan, and (b) shall be approved by the Committee.

     11.04 LIMITATION ON TRANSFER. Except as provided in Section 7.01(c) in the case of Restricted Shares, a Participant's rights and interest under the Plan may not be assigned or transferred other than by will or the laws of descent and distribution, and during the lifetime of a Participant, only the Participant personally (or the Participant's personal representative) may exercise rights under the Plan. The Participant's Beneficiary may exercise the Participant's rights to the extent they are exercisable under the Plan following the death of the Participant. Notwithstanding the foregoing, the Committee may grant Non-Qualified Stock Options that are transferable, without payment of consideration, to immediate family members of the Participant or to trusts or partnerships for such family members, and the Committee may also amend outstanding Non-Qualified Stock Options to provide for such transferability.

     11.05 TAXES. The Company shall be entitled, if the Committee deems it necessary or desirable, to withhold (or secure payment from the Participant in lieu of withholding) the amount of any withholding or other tax required by law to be withheld or paid by the Company with respect to any amount payable and/or shares issuable under such Participant's Award, or with respect to any income recognized upon a disqualifying disposition of shares received pursuant to the exercise of an Incentive Stock Option, and the Company may defer payment or issuance of the cash or shares upon exercise or vesting of an Award unless indemnified to its satisfaction against any liability for any such tax. The amount of such withholding or tax payment shall be determined by the Committee and shall be payable by the Participant at such time as the Committee determines in accordance with the following rules:

          (a) The Participant shall have the right to elect to meet his or her withholding requirement (i) by having withheld from such Award at the appropriate time that number of shares of Common Stock, rounded up to the next whole share, whose Fair Market Value is equal to the amount of withholding taxes due, (ii) by direct payment to the Company in cash of the amount of any taxes required to be withheld with respect to such Award or
     (iii) by a combination of shares and cash.

          (b) The Committee shall have the discretion as to any Award, to cause the Company to pay to tax authorities for the benefit of any Participant, or to reimburse such Participant for the individual taxes which are due on the grant, exercise or vesting of any share Award, or the lapse of any restriction on any share Award (whether by reason of a Participant's filing of an election under Section 83(b) of the Code or otherwise), including, but not limited to, Federal income tax, state income tax, local income tax and excise tax under Section 4999 of the Code, as well as for any such taxes as may be imposed upon such tax payment or reimbursement.

          (c) In the case of Participants who are subject to Section 16 of the Exchange Act, the Committee may impose such limitations and restrictions as it deems necessary or appropriate with respect to the delivery or withholding of shares of Common Stock to meet tax withholding obligations.

     11.06 SURRENDER OF AWARDS. Any Award granted under the Plan may be surrendered to the Company for cancellation on such terms as the Committee and the holder approve.

     11.07  ADJUSTMENTS TO REFLECT CAPITAL CHANGES.

          (a) RECAPITALIZATION. The number and kind of shares subject to outstanding Awards, the Purchase Price or Exercise Price for such shares, the number and kind of shares available for Awards subsequently granted under the Plan and the maximum number of shares in respect of which Awards can be made to any Participant in any calendar year shall be appropriately adjusted to reflect any stock dividend, stock split, combination or exchange of shares, merger, consolidation or other change in capitalization with a similar substantive effect upon the Plan or the Awards granted under the Plan. The Committee shall have the power and sole discretion to determine the amount of the adjustment to be made in each case.

          (b) MERGER. After any Merger in which the Company is the surviving corporation, each Participant shall, at no additional cost, be entitled upon any exercise of an Option or receipt of an Award, to receive (subject to any required action by shareholders, in lieu of the number of shares of Common Stock receivable or exercisable pursuant to such Award, the number and class of shares or other securities to which such Participant would have been entitled pursuant to the terms of the Merger if, at the time of the Merger, such Participant had been the holder of record of a number of shares equal to the number of shares receivable or exercisable pursuant to such Award. Comparable rights shall accrue to each Participant in the event of successive Mergers of the character described above. In the event of a Merger in which the Company is not the surviving corporation, the surviving, continuing, successor, or purchasing corporation, as the case may be (the "Acquiring Corporation"), shall either assume the Company's rights and obligations under outstanding Award Agreements or substitute awards in respect of the Acquiring Corporation's stock for such outstanding Awards. In the event the Acquiring Corporation elects not to assume or substitute for such outstanding Awards, the Board shall provide that any unexercisable and/or unvested portion of the outstanding Awards shall be immediately exercisable and vested as of a date prior to such merger or consolidation, as the Board so determines. The exercise and/or vesting of any Award that was permissible solely by reason of this Section 11.07(b) shall be conditioned upon the consummation of the merger or consolidation. Any Options which are neither assumed by the Acquiring Corporation not exercised as of the date of the Merger shall terminate effective as of the effective date of the Merger.

          (c) OPTIONS TO PURCHASE SHARES OR STOCK OF ACQUIRED COMPANIES. After any merger in which the Company or a Subsidiary shall be a surviving corporation, the Committee may grant substituted options under the provisions of the Plan, pursuant to Section 424 of the Code, replacing old options granted under a plan of another party to the merger whose shares or stock subject to the old options may no longer be issued following the merger. The foregoing adjustments and manner of application of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustments may provide for the elimination of any fractional shares which might otherwise become subject to any Options.

     11.08 NO RIGHT TO EMPLOYMENT. No employee or other person shall have any claim of right to be granted an Award under this Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any of its Subsidiaries.

     11.09 AWARDS NOT INCLUDABLE FOR BENEFIT PURPOSES. Payments received by a Participant pursuant to the provisions of the Plan shall not be included in the determination of benefits under any pension, group insurance or other benefit plan applicable to the Participant which is maintained by the Company or any of its Subsidiaries, except as may be provided under the terms of such plans or determined by the Board.

     11.10 GOVERNING LAW. All determinations made and actions taken pursuant to the Plan shall be governed by the laws of the Commonwealth of Pennsylvania and construed in accordance therewith.

     11.11 NO STRICT CONSTRUCTION. No rule of strict construction shall be implied against the Company, the Committee, or any other person in the interpretation of any of the terms of the Plan, any Award granted under the Plan or any rule or procedure established by the Committee.

     11.12 CAPTIONS. The captions (i.e., all Section headings) used in the Plan are for convenience only, do not constitute a part of the Plan, and shall not be deemed to limit, characterize or affect in any way any provisions of the Plan, and all provisions of the Plan shall be construed as if no captions have been used in the Plan.

     11.13 SEVERABILITY. Whenever possible, each provision in the Plan and every Award at any time granted under the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan or any Award at any time granted under the Plan shall be held to be prohibited by or invalid under applicable law, then (a) such provision shall be deemed amended to accomplish the objectives of the provision as originally written to the fullest extent permitted by law and (b) all other provisions of the Plan and every other Award at any time granted under the Plan shall remain in full force and effect.

     11.14  AMENDMENT AND TERMINATION.

          (a) AMENDMENT. The Board shall have complete power and authority to amend the Plan at any time. No termination or amendment of the Plan may, without the consent of the Participant to whom any Award shall theretofore have been granted under the Plan, adversely affect the right of such individual under such Award.

          (b) TERMINATION. The Board shall have the right and the power to terminate the Plan at any time. No Award shall be granted under the Plan after the termination of the Plan, but the termination of the Plan shall not have any other effect and any Award outstanding at the time of the termination of the Plan may be exercised after termination of the Plan at any time prior to the expiration date of such Award to the same extent such Award would have been exercisable had the Plan not terminated.

     11.15 EMPLOYEES BASED OUTSIDE OF THE UNITED STATES. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or directors, the Board, in its sole discretion, shall have the power and authority to:

          (a) Determine which Subsidiaries shall be covered by the Plan;

          (b) Determine which employees or directors outside the United States are eligible to participate in the Plan;

          (c) Modify the terms and conditions of any Award granted to employees or directors outside the United States to comply with applicable foreign laws;

          (d) Establish sub-plans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any sub-plans and modifications to Plan terms and procedures established under this Section 11.15 by the Board shall be attached to this Plan document as appendices; and

          (e) Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Board may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act, the Code, any securities law, or governing statute or any other applicable law.

                                                                PRELIMINARY COPY


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED            Please
IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED             Mark Here
SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY            for Address     |_|
WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 and 4.                 Change or
                                                             Comments
                                                             SEE REVERSE SIDE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL DIRECTORS AND FOR PROPOSALS 2, 3 and 4.

1.    The election of three directors, each for a term of three years:

        FOR all nominees listed                WITHHOLD AUTHORITY
           (except as marked                to vote for all nominees
            to the contrary)                      listed below

                  |_|                                  |_|

Nominees: 01 Robert H. Atwell
          02 William M. Campbell, III
          03 Friedrich Teroerde

(INSTRUCTIONS: To withhold authority to vote for any individual nominee, draw a line through such nominee's name.)

2. The proposed Amendment and Restatement of the Company's Articles of Incorporation.

        FOR                     AGAINST                 ABSTAIN

        |_|                       |_|                     |_|

3.    The proposal to adopt the Company's 2003 Incentive Plan.

        FOR                     AGAINST                 ABSTAIN

        |_|                       |_|                     |_|

4. The proposal to ratify the selection of Ernst & Young LLP as independent public auditors for the Company.

        FOR                     AGAINST                 ABSTAIN

        |_|                       |_|                     |_|


In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the Annual Meeting.

By checking the box to the right, I consent to future delivery of annual reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage that will be
disclosed to me. I understand that the Company may no longer distribute      |_|
printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ, and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

Signature                     Signature                  Dated:           , 2003
          -------------------           ----------------        ----------

NOTE: Please sign exactly as name or names appear hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If a corporation, please sign in corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized partner.

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                      Vote by Internet or Telephone or Mail
                          24 Hours a Day, 7 Days a Week

     Internet and telephone voting will be available until 11 PM Eastern Time on November 19, 2003.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

-------------------------------------         ------------------------------------          ----------------------
             Internet                                      Telephone                                Mail
  http://www.eproxy.com/edmc                            1-800-435-6710
Use the Internet to vote your proxy.          Use any touch-tone telephone to                Mark, sign and date
Have your proxy card in hand when             vote your proxy. Have your proxy                your proxy card
you access the web site. You will be    OR    card in hand when you call. You will    OR            and
prompted to enter your control                be prompted to enter your control               return it in the
number, located in the box below, to          number, located in the box below,             enclosed postage-paid
create and submit an electronic               and then follow the directions                     envelope.
ballot.                                       given.
-------------------------------------         ------------------------------------          ----------------------


              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.

                                      PROXY

                        EDUCATION MANAGEMENT CORPORATION

        210 Sixth Avenue, 33rd Floor, Pittsburgh, Pennsylvania 15222-2603

         Proxy for Annual Meeting of Shareholders on November 20, 2003

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Robert T. McDowell and Frederick W. Steinberg and each or either of them as proxies, each with the power to appoint his substitute, and hereby authorizes either of them to represent and to vote all shares of Common Stock of Education Management Corporation, a Pennsylvania corporation (the "Company"), that the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held on November 20, 2003, commencing at 10:00 a.m., local time, at the Omni William Penn Hotel, 530 William Penn Place, Pittsburgh, Pennsylvania 15219, or any adjournment or postponement thereof, as designated on the reverse side of this proxy card.

                      PLEASE DATE AND SIGN ON REVERSE SIDE

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    Address Change/Comments (Mark the corresponding box on the reverse side)
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